The information in this preliminary Offering Circular is not complete and may be changed. These securities may not be sold until the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary Offering Circular is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2021

PRELIMINARY OFFERING CIRCULAR

GROUNDFLOOR YIELD LLC

Groundfloor Yield Notes

MAXIMUM OFFERING: $50,000,000

MINIMUM OFFERING: $0

Groundfloor Yield LLC, a Georgia limited liability company, (the “Company” or “we”) intends to offer and sell on a continuous basis, its Groundfloor Yield Notes described in this offering circular (the “Offering Circular”). Such Groundfloor Yield Notes shall be made available for investment on an online investment platform (the “Groundfloor Yield Platform” or the “Platform”) available through a smartphone application (the “Mobile App”) owned and operated by the Company, a facsimile of which also exists on the Groundfloor Platform owned and operated by Groundfloor Finance Inc., a Georgia corporation (“Groundfloor Finance”), the Company’s sole member and manager. The proceeds of this offering will be used primarily to purchase commercial real estate loans from Groundfloor Holdings, LLC (“GFH”), a Georgia limited liability company and wholly owned subsidiary of Groundfloor Finance and for general corporate purposes of the Company, including the cost of this offering.

The Company will offer and sell on a continuous basis the Groundfloor Yield Notes described in this Offering Circular. This Offering Circular describes some of the general terms that may apply to the Groundfloor Yield Notes and the general manner in which they may be offered and follows the disclosure format of Part II of Form 1-A pursuant to the general instructions of Part II(a)(1)(i) of Form 1-A.

The Groundfloor Yield Notes will:

•	Be priced at $0.01 each;

•	Represent a full and unconditional obligation of the Company;

•	Bear interest at 4.0% per annum as set forth in the applicable Groundfloor Yield Note, as such interest rate may be modified from time to time, but not more frequently than twice per month, by the Company in its sole discretion as described in this Offering Circular; such modifications to reflect an interest rate per annum of 2.0%-6.0% in 0.25% increments;

•	Have a three (3) year term and will (i) contain a redemption feature that is exercisable by the holder every five (5) business days from the date of issuance; and (ii) be callable, redeemable, and prepayable at any time by the Company;

•	Be secured by a first priority security interest in the assets (and related property and rights) of the Company, which assets will principally consist of commercial real estate loans held by the Company; and

•	Not be payment dependent on any individual underlying real estate loan or loans held by the Company, including without limitation, any loans issued on Groundfloor Finance’s online lending platform.

The Company reserves the right to modify the applicable interest rate on the Groundfloor Yield Notes from time to time, but not more frequently than twice per month, in its sole discretion. All updates to the applicable interest rate will be communicated to Investors through the Mobile App no less than seven (7) calendar days prior to the effective date of such updated interest rate, and will also be reflected in an offering circular supplement to be filed with the Securities and Exchange Commission no later than five (5) business days after the effective date of such updated interest rate. All updates to the applicable interest rate shall apply to all outstanding

Groundfloor Yield Notes held by such Investor as of the effective date of the interest rate change. For the avoidance of doubt, no terms of the Groundfloor Yield Notes (including the term, price, or other non-interest rate features of the Groundfloor Yield Notes) other than the applicable interest rate may be modified in the sole discretion of the Company.

For more information on the Groundfloor Yield Notes being offered, please see the section entitled “Groundfloor Yield Notes” beginning on page 9 of this Offering Circular. The aggregate initial offering price of the Groundfloor Yield Notes will not exceed $50,000,000 in any 12-month period, and there will be no minimum offering.

We intend to offer the Groundfloor Yield Notes in $0.01 increments on a continuous basis directly through the Mobile App. At the present time, we do not anticipate using any underwriters to offer our securities.

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of the Groundfloor Yield Notes in any states where such offer, solicitation would be unlawful, prior to registration or qualification under the laws of any such state.

We were formed in Georgia in April 2020 by our sole member and manager, Groundfloor Finance Inc. and our principal address is 600 Peachtree Street, Suite 810, Atlanta, GA 30308. Our phone number is (404) 850-9225. Our website is located at https://www.groundfloor.us/.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 10 of this Offering Circular about the risks you should consider before investing.

	Price to the Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Groundfloor Yield Notes	$0.01	$0	$50,000,000	$0
Total Minimum	-	-	-	-
Total Maximum	$0.01	$0	$50,000,000	$0

The approximate date of the proposed sale to the public is as soon as practicable after the offering is qualified.

IMPORTANT NOTICES TO INVESTORS

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this preliminary Offering Circular is January 14, 2021.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes thereto and the information in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless the context otherwise requires, we use the terms “Company,” “we,” “us” and “our” in this Offering Circular to refer to Groundfloor Yield LLC.

Business Overview

We are a wholly-owned subsidiary of Groundfloor Finance Inc. (“Groundfloor Finance”), an early-stage company making secured real estate loans that range from $15,000 to $500,000 through an online platform (the “Groundfloor Platform”). Through the Groundfloor Platform, Groundfloor Finance offers a marketplace for developers of residential and small commercial real estate (“Developers” or “Borrowers”) who wish to obtain funding in order to acquire or renovate residential and small commercial real estate projects or refinance existing indebtedness in connection with such projects (each, a “Project” and collectively, the “Projects”). Groundfloor Finance currently offers term loans with terms that range between six months to five years (the “Loans”). These terms are subject to change as market needs dictate, and it anticipates offering additional products in the future. Groundfloor Finance uses technology, data analytics, and its proprietary credit scoring model to assess the creditworthiness of each prospective borrower. If the applicant meets the Groundfloor Finance criteria, Groundfloor Finance sets the initial interest rate according to its credit and financial models.

Groundfloor Platform and Mobile App

Groundfloor Finance currently operates a web-based platform (the “Groundfloor Platform”), which is described in further detail below. The Groundfloor Yield Notes will be offered on the Platform through the Mobile App, which is owned and operated by the Company, a facsimile of which also exists on the Groundfloor Platform. Prospective investors in the Groundfloor Yield Notes will create a username and password, and indicate agreement to our terms and conditions and privacy policy on the Mobile App.

The following features are available to participants in the Groundfloor Yield Notes program through the Mobile App:

•	Available Online Directly from us. You can purchase Groundfloor Yield Notes directly from us through the Mobile App.

•	No Purchase Fees Charged. We will not charge you any commission or fees to purchase Groundfloor Yield Notes through our platform. However, other financial intermediaries, if engaged, may charge you commissions or fees.

•	Invest as Little as $0.01. You will be able to purchase Groundfloor Yield Notes in amounts as low as $0.01.

•	Flexible, Secure Payment Options. You may purchase Groundfloor Yield Notes with funds electronically withdrawn from your checking account or by wire transfer.

•	Manage Your Portfolio Online. You can view your investments, returns and transaction history online, as well as receive tax information and other portfolio reports.

Proceeds from the Groundfloor Yield Notes contemplated in this offering will be used by the Company to purchase loans originated by Groundfloor Holdings, LLC (“GFH”), and for general corporate purposes of the Company, including the cost of this offering, but Groundfloor Yield Notes are not dependent upon any particular loan originated by GFH and remain at all times the general obligations of the Company. Final decisions on use of proceeds allocations will be made by Groundfloor Finance, as manager of the Company. Please refer to “About the Groundfloor Platform” starting on page 17 for more information relating to Groundfloor Finance and its subsidiaries.

Competitive Strengths

We believe we benefit from the following competitive strengths compared to traditional lenders:

•	Reduced product origination and financing request costs;
•	Lower interest rates for financing of real estate projects;
•	Attractive returns for investors
•	The opportunity to promote community redevelopment by investing in local real estate projects; and
•	Growing acceptance of the Internet, including the use of mobile applications as an efficient and convenient forum for investment transactions.

Groundfloor Platform

Groundfloor Finance is the sole member of both the Company and GFH. Each of the Company and GFH is managed by Groundfloor Finance and Nick Bhargava, who is also the Co-Founder, Acting Chief Financial Officer, Secretary, and Executive Vice President (Legal and Regulatory) of Groundfloor Finance. The business operations of Groundfloor Finance are managed by a team of executive officers which includes (i) Brian Dally, President and CEO, (ii) Nick Bhargava, in the capacities mentioned above, (iii) Rhonda Hills, Senior Vice President (Marketing and Sales), (iv) Richard Pulido, Senior Vice President (Head of Lending and Risk Management) and (v) Chris Schmitt, Vice President (Software), and by its board of directors, which includes two independent directors.

Groundfloor Finance operates an online investment platform (the “Groundfloor Platform”) designed to source financing for real estate development projects. Through the Groundfloor Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Developer”) can obtain financing. The Platform focuses on the commercial lending market for developers of residential and small commercial real estate projects that are not owned and occupied by the Developer. Proceeds from the loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. In connection with the issuance of Groundfloor Yield Notes by the Company, the Company owns and operates the Mobile App. The Groundfloor Platform operated by Groundfloor Finance facilitates due diligence and underwriting reviews, coordinates payment to and from investors and developers, manages loan advances, and administers, services and collects on the loans originated by GFH which are subsequently acquired by the Company. All intellectual property relating to the Groundfloor Platform and the GFY Mobile App is owned by each of Groundfloor Finance and the Company, respectively.

In connection with the Groundfloor Platform, Groundfloor Finance operates several subsidiaries with distinct functions. Subsidiaries help us isolate credit risks, legal risks, and other operational risks. This protects our investors, customers, and employees. Below is a list of our primary operating entities, including management structure, and function.

•	Groundfloor Finance Inc. (“Groundfloor Finance”). Groundfloor Finance is a Georgia corporation and is our main operating entity. It is managed by an executive team and governed by a board of directors (see "Management" section starting on page 24. Groundfloor Finance develops, owns, and operates the Groundfloor Platform, and associated technology IP. Groundfloor Finance may also identify and select Loans for acquisition from GFY, and once such Loans have been identified and selected, Groundfloor Finance will sell securities to investors which correspond to the identified Loan. Groundfloor Finance will use the proceeds from the sales of such securities to acquire and service the Loan for the duration of the Loan. As of the date of this Offering Circular, GFY has not commenced full operations, and Groundfloor Finance has been acquiring Loans directly from GFH.

•	Groundfloor Holdings, LLC (“GFH”). GFH is a single member Georgia limited liability company. It is managed by Groundfloor Finance. Its sole purpose is to originate loans identified by Groundfloor Finance. It will use the proceeds of the sale of loans to Groundfloor Yield, LLC (“GFY”) to fund the loans that it originates. GFH intends to use the proceeds of the sale of loans to GFY to fund the origination of Loans in lieu of, and as a replacement for its existing credit facility with ACM Alamosa DA LLC. Loans typically stay on its balance sheet for up to 30 days before being sold to GFY.

•	Groundfloor Yield, LLC (“GFY”). GFY is a single member Georgia limited liability company. It is managed by Groundfloor Finance and Nick Bhargava, Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance. Its sole purpose is to acquire Loans from GFH through the proceeds raised from the sale of Groundfloor Yield Notes as described in this Offering Circular, such Loans to be held for a limited period of time until they are sold to three affiliated companies, Groundfloor Finance, Groundfloor Real Estate 1, LLC and Groundfloor Real Estate 2, LLC, as further described below. Loans typically stay on the balance sheet of GFY for five (5) days, but in any event for no more than thirty (30) days, before being sold to such affiliated companies. As of the date of this Offering Circular, GFY has not commenced full operations.

•	Groundfloor Real Estate 1, LLC (“GRE1”). GRE1 is a single member Georgia limited liability company. It is managed by Groundfloor Finance and Nick Bhargava, Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance. Its purpose is to select and acquire Loans from GFY. Once Loans have been identified for acquisition, GRE1 will sell Limited Recourse Obligations (LROs) to investors which correspond to the identified Loan. It will use these funds to acquire and service the Loan for the duration of the Loan. As of the date of this Offering Circular, GFY has not commenced full operations, and GRE1 has been acquiring Loans directly from GFH.

•	Groundfloor Real Estate 2, LLC (“GRE2”). GRE2 is a single member Georgia limited liability company. It is managed by Groundfloor Finance. Its purpose is to select and acquire Loans from GFY. Once loans have been identified for acquisition, GRE2 will sell securities to institutional purchasers which correspond to the identified Loan. It will use these funds to acquire and service the Loan for the duration of the loan. As of the date of this Offering Circular, GFY has not commenced full operations, and GRE2 has been acquiring Loans directly from GFH.

•	Groundfloor Properties GA, LLC (“GFGA”). GFGA is a single member Georgia limited liability company. It is managed by Groundfloor Finance. Its purpose is to manage distressed assets that have been acquired by affiliated companies in the course of exercising creditor rights. It conducts the majority of foreclosures that may be required by either GRE1 or GRE2.

GFH does not finance owner-occupied residential projects, nor does it make Loans for any personal, family, or household purpose. All of the loans originated by GFH are commercial in nature. Although GFH only provides Loans to legal entities (i.e., the Developer), due to the nature of the real estate development business and the smaller market segment they service, GFH nevertheless factors into its due diligence and underwriting process the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the “Principal(s)”).

The scope of GFH’s due diligence and underwriting process is not limited only to information about the borrowing entity, which may be very limited in nature. In addition to considering the specific information with respect to the borrower under the Loan, GFH also considers the creditworthiness (through a review of FICO scores) and broader experience of the Principal.

Once GFH has identified the Projects that pass the preliminary assessment and thus meet our basic qualifications and financing requirements, GFH undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that it will accept.

GFH uses a proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan.

The Grading Algorithm, which was developed by the Groundfloor Finance management team in consultation with outside advisors with respect to the general type of residential real estate projects GFH currently finances, involves application of a two-step proprietary mathematical formula. Generally, GFH assigns a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate GFH will offer on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm allows GFH to compare the relative risk profiles of various properties through the analysis of specific quantifiable characteristics, including (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Developer. GFH uses the Grading Algorithm to determine a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate GFH will agree to with respect to a particular Loan.

Groundfloor Yield Notes

Groundfloor Yield Notes, the subject of this Offering Circular, are available to retail investors for purchase through the Mobile App. Funds from the sale of Groundfloor Yield Notes are invested into Loans at the discretion of the Company. Investors in Groundfloor Yield Notes do not directly invest in Loans held by the Company that were acquired from GFH; rather, the Groundfloor Yield Notes are general obligations of the Company, and the proceeds thereof will be used primarily to fund the acquisition by the Company of Loans originated by GFH to continually expand and replenish the portfolio of Loans owned by the Company, which Loans are intended to be subsequently sold to Groundfloor Finance, GRE1 or GRE 2, typically within five (5) business days, but in any event no more than thirty (30) business days, following the acquisition thereof by the Company. The Groundfloor Yield Notes will be secured by a first priority security interest in the assets (and related property and rights) of the Company which will principally consist of commercial real estate loans that the Company has acquired from GFH. Such security interest will rank ahead of any unsecured debt of the Company. Given that the security interest is a blanket lien on the assets of the Company and is not against specifically identified assets of the Company, as of the date of this Offering Circular, there is no unbonded property available for use against the issuance of Groundfloor Yield Notes and the Groundfloor Yield Notes are not being issued against any unbonded property of the Company, the deposit of cash by the Company, or otherwise.

The offering of Groundfloor Yield Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act of 1933 (“Securities Act”). Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of new investors in Groundfloor Yield Notes, whether via the Mobile App or otherwise, may at times be briefly paused, or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Interest Rate of Groundfloor Yield Notes

Initially, the Groundfloor Yield Notes will bear interest at a rate of 4.0% per annum, calculated on the basis of a three hundred and sixty (360) day year consisting of twelve thirty (30) day months, as set forth in the applicable Groundfloor Yield Note. The interest payable by the Company in respect of the Groundfloor Yield Notes will be calculated as a summation of the interest payable on each day during the term of the Groundfloor Yield Notes. For reference, an example of the calculation of interest on an investment in Groundfloor Yield Notes follows below.

The Company reserves the right to modify the applicable interest rate on the Groundfloor Yield Notes from time to time in its sole discretion, but not more than twice per month. All such modifications to the interest rate will reflect an interest rate per annum between 2.0% and 6.0% in 0.25% increments. All updates to the applicable interest rate will be communicated to Investors through the Mobile App no later than seven (7) business days prior to the effective date of such updated interest rate, and will also be reflected in an offering circular supplement to be filed with the Securities and Exchange Commission no later than five (5) business days after the effective date of such updated interest rate, which may be obtained from the SEC EDGAR filing website as https://www.sec.gov. All updates to the applicable interest rate shall apply to all outstanding Groundfloor Yield Notes held by such Investor as of the effective date of the interest rate change and the Company will issue an amended and restated Groundfloor Yield Note to all existing holders of Groundfloor Yield Notes that reflect such updated interest rate. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Groundfloor Yield Notes at any time prior to the applicable maturity date (including at any time prior to the effective date of any interest rate change), or rollover all proceeds of an existing Groundfloor Yield Note on the applicable maturity into a new Groundfloor Yield Note bearing the updated interest rate. No other terms of the Groundfloor Yield Notes will be subject to change in the sole discretion of the Company.

Investor Put Right

From and after the issuance date of the Groundfloor Yield Notes and prior to the applicable maturity date of the Groundfloor Yield Notes, an Investor may require the Company to redeem such Investor’s Groundfloor Yield Note every five (5) business days from the applicable issuance date by exercising such Investor’s put right. The Investor may exercise such Investor’s put right with respect to an outstanding Groundfloor Yield Note by providing notice to the Company through the Mobile App up to and on the applicable Put Date (as defined herein). The Investor may exercise such Investor’s put right with respect to the Groundfloor Yield Notes every five (5) business days from the applicable issuance date of the Groundfloor Yield Notes (each, a “Put Date” and collectively, the “Put Dates”). For example, if a Groundfloor Yield Note is issued on Thursday, January 1, assuming that the Investor provides notice of such Investor’s intention to exercise such Investor’s put right, the Put Date will be the following Thursday, January 8. In the event an Investor exercises such Investor’s put right with respect to a given Groundfloor Yield Note on the Put Date, the Company will remit to the Investor’s GFY Account the accrued and outstanding interest and outstanding principal balance as of the Put Date within five (5) business days of such Put Date. In the event the Investor holds the Groundfloor Yield Note until the applicable maturity date, the Company will remit to the investor’s GFY Account the accrued and outstanding interest and outstanding principal balance as of the maturity date within five (5) business days of such maturity date. Except as described herein, there are no limitations on Investors’ ability to exercise their put rights.

Rollovers of Groundfloor Yield Notes

On the applicable maturity date of the Groundfloor Yield Notes, Investors may elect to roll over all payments received in respect of the outstanding principal balance and all accrued interest into a new Groundfloor Yield Note at the current and effective interest rate as of the issuance date, to be issued by the Company to such Investors on such applicable maturity date (the “Rollover”). If an Investor wishes to elect to rollover such proceeds, such Investor must provide written notice to the Company through the Groundfloor Yield Mobile App no later than on the applicable maturity date of the Groundfloor Yield Note. The Company will treat all rollovers as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Groundfloor Yield Auto-Invest Program

Investors may elect to participate in the Groundfloor Yield Auto-Invest Program (the “GFY AIP”), which is an optional program that allows an Investor to automatically invest in additional Groundfloor Yield Notes on a recurring basis subject to certain parameters designated by such Investor. In order to affirmatively elect to participate in the GFY AIP, Investors are asked to complete a Groundfloor Yield Auto-Invest Program Election Form (the “GFY AIP Election Form”), which is an exhibit to the form of Note Purchase Agreement. All investors are required to review and complete the Note Purchase Agreement prior to any investments in any Groundfloor Yield Notes issued by the Company. Any investor that does not complete a GFY AIP Election Form shall be deemed to have opted out of participation in the GFY AIP. The GFY AIP Election Form provides investors with the option to select the amount of automatic investment, day of the month for each automatic investment in Groundfloor Yield Notes, along with the frequency of the automatic investment in Groundfloor Yield Notes, which may be on a quarterly basis or a custom schedule (with a minimum of at least two calendar months selected by the investor). If desired, investors may also designate a stop date for automatic investments. Investors may revise or change the elections set forth in the GFY AIP Election Form or cancel their participation in the GFY AIP at any time by submitting a new GFY AIP Election Form to Groundfloor Yield with three (3) business days’ notice in the event of a revision or change in election, or in the event that such investor wishes to cancel its participation in the GFY AIP.

All automatic investments in Groundfloor Yield Notes will earn interest at the then-effective interest rate applicable to all Groundfloor Yield Notes. Upon the consummation of each auto-investment in Groundfloor Yield Notes, the Company will send a confirmatory communication to the investor denoting the amount invested, the interest rate applicable to such Groundfloor Yield Notes, and a Groundfloor Yield Note issued by the Company. Investors who acquire Groundfloor Yield Notes through the GFY AIP (i) will be notified of any pending change in the applicable interest rate thereon in the same manner as described in the section titled Interest Rate of Groundfloor Yield Notes, and (ii) will have a put right with respect to each such Groundfloor Yield Note as described in the section titled Investor Put Right.

The Company has not yet deployed the GFY AIP for Groundfloor Yield Notes and, as a result, 0% of investors in Groundfloor Yield Notes participate in the GFY AIP. The Company anticipates deploying the GFY AIP for Groundfloor Yield Notes within two calendar days after the qualification date of this Offering Circular. The Company will treat sales of Groundfloor Yield Notes under the GFY AIP as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Proceeds from the sales of Groundfloor Yield Notes may be used for any purpose, including, but not limited to, funding the acquisition of loans originated by GFH, balance sheet support for institutional credit facilities, or used for general corporate purposes. The Company retains final discretion over the use proceeds.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 10. These risks include, but are not limited to the following:

•	Because real estate development projects are inherently risky, our business may be negatively impacted by changes.

•	We have no operating history and Groundfloor Finance has a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

•	We will need to raise substantial additional capital to fund our operations, and if we fail to obtain such funding, we may be unable to grow and remain in business.

•	The Groundfloor entities may not be able to identify and increase the number of Projects that are financed on the Groundfloor Platform.

•	We rely on data centers and outside service providers.

•	Holders of Groundfloor Yield Notes are exposed to the credit risk of the Company.

•	There has been no public market for Groundfloor Yield Notes, and none is expected to develop.

Our Company

We were formed as a Georgia limited liability company on April 10, 2020 by Groundfloor Finance Inc., our sole member and manager. Our principal offices are located at 600 Peachtree Street, Suite 810, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 600 Peachtree Street, Suite 810, Atlanta, GA 30308.

The Offering

Securities offered by us	Groundfloor Yield Notes, offered by the Company on a best-efforts basis.

Groundfloor Yield Notes

The Groundfloor Yield Notes will:

•     Be priced at $0.01 each;

•     Represent a full and unconditional obligation of the Company;

•    Bear interest at 4.0% per annum as set forth in the applicable Groundfloor Yield Note, as such interest rate may be modified from time to time, but not more than twice per month, by the Company in its sole discretion, upon seven (7) days prior written notice to Investors; such modifications to reflect an interest rate per annum of 2.0%-6.0% in 0.25% increments;

•     Have a three (3) year term and will (i) contain a redemption feature that is exercisable by the holder every five (5) business days from the date of issuance; and (ii) be callable, redeemable, and prepayable at any time by the Company;

•     be secured by a first priority security interest in the assets (and related property and rights) of the Company, which assets will principally consist of commercial real estate loans held by the Company;

•     Not be payment dependent on any individual underlying real estate loan or loans held by the Company, including without limitation, any loans issued on the Groundfloor Platform; and

•     Allow investors to participate in the GFY AIP, which allows automatic investment in additional Groundfloor Yield Notes on a regular basis in an amount and preset cadence designated by the investor.

Principal Amount of Groundfloor Yield Notes	We will not issue securities hereby having gross proceeds in excess of $50 million during any 12-month period. The securities we offer hereby will be offered on a continuous basis.

Regulation A Tier	Tier 2

Groundfloor Yield Notes Purchasers	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Manner of offering	See section titled “Plan of Distribution” beginning on page 33.

How to invest	Directly via the Groundfloor Platform and a smartphone application (the “Mobile App”).

Use of proceeds	If we sell $50 million of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $49,889,500, assuming our offering expenses are $110,500. We intend to use the proceeds from this offering to purchase loans originated by GFH and for general corporate purposes of the Company, including the cost of this offering. See "Use of Proceeds".

Risk factors	See the section titled “Risk Factors” beginning on page 10 of this offering statement for a discussion of factors that you should read and consider before investing in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest, you should consider carefully the risks and uncertainties described below, our consolidated financial statements and related notes and all of the other information in this Offering Circular. If any of the following risks actually occurs, our business, financial condition, results of operations and prospects could be adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment.

Risks Related to Investing in Groundfloor Yield Notes

Holders of Groundfloor Yield Notes are exposed to the credit risk of the Company.

Groundfloor Yield Notes are the full and unconditional obligations of the Company and are fully recourse to the Company’s assets. You will have a first priority security interest in all assets of the Company. However, the Groundfloor Yield Notes may still be subject to non-payment by the Company in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover the full amount of your investment in the Groundfloor Yield Notes.

There has been no public market for Groundfloor Yield Notes, and none is expected to develop.

Groundfloor Yield Notes are newly issued securities. Although under Regulation A the securities are not restricted, Groundfloor Yield Notes are still highly illiquid securities. No public market has developed nor is expected to develop for Groundfloor Yield Notes, and we do not intend to list Groundfloor Yield Notes on a national securities exchange or interdealer quotational system. You should be prepared to hold your Groundfloor Yield Notes through their maturity dates as Groundfloor Yield Notes are expected to be highly illiquid investments.

The Company may not be able to generate sufficient cash to service its obligations under the Groundfloor Yield Notes.

The Company’s ability to make payments on the outstanding Groundfloor Yield Notes will depend on the performance of the portfolio of real estate loans that the Company holds, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond the Company’s control. The Company may be unable to maintain a level of cash flows from its portfolio of real estate loans sufficient to permit the Company to pay principal and interest on the Groundfloor Yield Notes. The Groundfloor Yield Notes are secured by solely the assets of the Company and no other party is obligated to make any payments to Investors on the Notes, nor does any party guarantee payments from the real estate loans. Further, the Groundfloor Yield Notes are not insured or guaranteed by the United States or any governmental entity. Payments on any Groundfloor Yield Notes will depend solely on the amount and timing of payments and other collections in respect of the real estate loans owned by the Company. There is no guarantee that such amounts received by the Company are sufficient to make full and timely payments on the Notes. If delinquencies and losses create shortfalls, you may experience delays in payments due under the Notes you hold and you could suffer a loss.

The Groundfloor Yield Note Purchase Agreement limits your rights in some important respects.

When you make an investment through the Groundfloor Platform and Mobile App, you are required to agree to the terms of our standard Groundfloor Yield Note Purchase Agreement, which sets forth your principal rights and obligations as an investor in the Groundfloor Yield Notes we issue, and to agree to the terms of a Groundfloor Yield Note, which sets forth the specific terms of the Groundfloor Yield Notes you are committing to purchase. Under the Groundfloor Yield Note Purchase Agreement, we may require that any claims against us, including without limitation, claims alleging violations of federal securities laws by us or any of our officers or directors and claims other than in connection with this offering, be resolved through binding arbitration rather than in the courts. Notwithstanding the foregoing sentence, you may elect to opt out of the arbitration provision for all purposes by sending an arbitration opt out notice to the Company in accordance with the terms and conditions set forth in Section 24(b) of the Note Purchase Agreement. If you do not opt out of binding arbitration, Section 24(a) of the Note Purchase Agreement, provides, among other things, that (i) arbitration is final and binding on the parties; (ii) the parties are waiving their right to seek remedies in courts, including the right to jury trial; (iii) pre-arbitration discovery is generally more limited and potentially differs in form and scope from court proceedings; (iv) an award by an arbitrator is not required to include factual findings or legal reasoning, and your right to appeal or to seek modification of a ruling by the arbitrator is strictly limited; and (v) the arbitrator (or three arbitrator panel, if applicable) may include a minority of persons engaged in the securities industry. As a result, the arbitration process may be less favorable to investors than court proceedings and may limit your right to engage in discovery proceedings or to appeal an adverse decision. These provisions may have the effect of discouraging lawsuits against us and our directors and officers. Your agreement to the arbitration provisions in the Groundfloor Yield Note Purchase Agreement will not waive the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

The Company believes that the arbitration provisions in the Agreements are enforceable under federal and state law. The Federal Arbitration Act (“FAA”) is an act of Congress that provides for judicial facilitation of dispute resolution through arbitration and embodies a national policy favoring arbitration, providing that a written contractual provision evidencing a transaction involving interstate commerce to arbitrate a controversy “shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.” Further, the United States Supreme Court has interpreted the FAA as creating a uniform body of federal substantive law regulating the enforceability of agreements to arbitrate that applies to all contracts involving interstate commerce in both state and federal court. The arbitration provision in the Groundfloor Yield Note Purchase Agreement specifically states that it is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA.

In the event that enforceability issues arise under state law, the Company maintains its belief that the arbitration clause will be upheld. In AT&T Mobility LLC v. Concepcion, 131 S. Ct. 1740 (2011), the United State Supreme Court recognized that in order to accomplish the general purpose of the FAA to promote efficient streamlined procedures for resolving disputes, federal law has developed a preference for enforcing arbitration agreements according to their terms. Consistent with this preference, the Court has held that state laws discriminating against arbitration are preempted by the FAA because such rules stand as an obstacle to the FAA’s objectives. Further, the FAA is presumed to preempt the state law selected in a general choice-of-law clause unless the contract expressly evidences the parties’ intent that state arbitration law applies in place of or in addition to the FAA. As cited above, the arbitration provision in the Groundfloor Yield Note Purchase Agreement clearly sets forth the parties’ intent that the FAA should apply rather than state law.

You also waive your right to a jury trial under the Groundfloor Yield Note Purchase Agreement. Purchasers of the Groundfloor Yield Notes in any secondary transactions are subject to the terms of the Groundfloor Yield Note Purchase Agreement, and are deemed to have waived their right to a jury trial as well. Accordingly, if you bring a claim against the Company in connection with matters arising under the Groundfloor Yield Note Purchase Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and our directors and officers. If a lawsuit is brought against us under the Groundfloor Yield Note Purchase Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Groundfloor Yield Note Purchase Agreement.

While the Company believes that a contractual pre-dispute jury trial waiver is generally enforceable, the enforceability of the jury trial waiver is not free from doubt. To the Company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. With respect to enforceability under Georgia state law, the Company acknowledges that the state courts of Georgia, which have jurisdiction over state law matters arising under the Groundfloor Yield Note Purchase Agreement, have upheld the minority position that contractual pre-dispute jury trial waivers are not enforceable. If the Company opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Groundfloor Yield Note Purchase Agreement.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Groundfloor Yield Note Purchase Agreement with a jury trial if you have not elected to opt out with respect to binding arbitration as set forth in Section 24 of the Groundfloor Yield Note Purchase Agreement. No condition, stipulation or provision of the Groundfloor Yield Note Purchase Agreement or the Groundfloor Yield Note Purchase Agreement serves as a waiver by any Investor of the Company’s compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Additionally, by entering into the Groundfloor Yield Note Purchase Agreement, the investor expressly waives and releases, as a condition of and as part of the consideration for the issuance of the Groundfloor Yield Note, any recourse under or upon any obligation, covenant or agreement contained in the Groundfloor Yield Note Purchase Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise. This provision has the effect of limiting the available parties against which an investor may seek recourse in connection with the Company’s obligations under the Groundfloor Yield Note Purchase Agreement.

Pursuant to Section 25 of the Groundfloor Yield Note Purchase Agreement, in connection with your purchase of the Notes, to the extent permitted by law, you waive your right to a jury trial in any litigation relating to the Agreements, including the purchase of the Notes.

When you purchase the Groundfloor Yield Notes, you are required to agree to the terms of the Groundfloor Yield Note Purchase Agreement. Among other things, both agreements provide that you waive your right to a jury trial in any litigation relating to each agreement and your purchase of the Notes, including claims under the federal securities laws. You will have the right to litigate claims, including claims under the federal securities laws through a court before a judge, but you will not have that right if any party elects arbitration pursuant to the terms of the Agreements unless you opt out as provided in Section 24(b) of the Groundfloor Yield Note Purchase Agreement. Neither your waiver of jury trial nor your agreement to the arbitration provision shall be deemed to waive the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Please refer to the risk factor “The Groundfloor Yield Note Purchase Agreement limits your rights in some important respects” for more information regarding the jury trial waiver provision contained in the Groundfloor Yield Note Purchase Agreement and the Groundfloor Yield Note Purchase Agreement.

Pursuant to Section 2(b) of the Groundfloor Yield Notes, the interest rate payable in respect of the Note may be changed in the sole discretion of the Company.

Upon the initial issuance of Groundfloor Yield Notes in this Offering, the Groundfloor Yield Notes will bear interest at a rate of 4.0% per annum. However, pursuant to Section 2(b) of the Groundfloor Yield Notes, the interest rate applicable to the Groundfloor Yield Notes may be modified from time to time, but not more than twice per month, by the Company in its sole discretion, upon seven (7) days prior written notice to Investors; such modifications to reflect an interest rate per annum of 2.0%-6.0% in 0.25% increments. Investors should be advised that the interest rate applicable to the Groundfloor Yield Notes may be decreased, from the interest rate applicable upon the date of their initial investment, which would reduce the rate of return on the Groundfloor Yield Notes held by such investors. Any modification to the interest rate applicable to the Groundfloor Yield Notes will be applicable to all then-outstanding Groundfloor Yield Notes, and any newly issued Groundfloor Yield Notes will be issued at the then-applicable interest rate. In the event that an Investor does not wish to participate in the Offering at any proposed new interest rate, such Investor may exercise their put right pursuant to Section 3 of the Groundfloor Yield Notes to redeem their Groundfloor Yield Notes prior to the effective date of the interest rate modification.

Risks Related to the Company

We have no operating history, and our parent company has a limited operating history. As companies in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

Groundfloor Finance (with its affiliates) has a limited operating history and the Company has no operating history. Groundfloor Finance owns and operates the Groundfloor Platform. For our business to be successful, the number of real estate development projects originated by GFH will need to increase, which will require Groundfloor Finance to increase its facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on the Groundfloor Platform. Groundfloor Finance must constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of the Groundfloor Platform, as well as to satisfy our servicing obligations on the Loans and make payments on the Groundfloor Yield Notes. If Groundfloor Finance is unable to increase the capacity of the Groundfloor Platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the Groundfloor Yield Notes and periodic downtime of our systems.

If the information provided by customers to GFH is incorrect or fraudulent, those entities may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

The lending decisions of GFH are based partly on information provided to them by loan applicants. To the extent that these applicants provide information in a manner that GFH is unable to verify, they may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of GFH’s underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm the performance of loans originated by GFH, which may harm its reputation, business, and operating results, and in turn, harm the reputation, business, and operating results of the Company which acquires loans originated by GFH.

In addition, GFH performs fraud checks and authenticates customer identity by analyzing data provided by external databases. GFH cannot ensure that these checks will catch all fraud, and there is a risk that these checks could fail and fraud may occur. We may not be able to recoup funds in respect of underlying loans acquired by the Company from GFH which were made in connection with inaccurate statements, omissions of fact, or fraud, in which case our revenue, operating results, and profitability will be harmed. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation, and require us to take steps to reduce fraud risk, which could increase our costs.

GFH’s risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if (i) GFH is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk in respect of loans which are subsequently acquired by the Company, or (ii) if we are unable to effectively manage, monitor and mitigate operational risks related to our business, assets, and liabilities. To the extent GFH’s model used to assess the creditworthiness of potential customers does not adequately identify potential risks, the risk profile of such customers could be higher than anticipated. GFH’s risk management policies, procedures, and techniques may not be sufficient to identify all of the risks that the loans it originates are exposed to, mitigate the risks that it has identified, or identify concentrations of risk or additional risks to which the Company may become subject in the future as holder of such loans.

GFH’s businesses may not be able to adequately scale its loan product distribution.

GFH competes against larger companies in marketplace lending, small business divisions of commercial banks, and community banks and credit unions. Their competitors, especially banks, have substantially more resources and spend millions of dollars on marketing. If GFH is unable to attract borrowers, or repeat borrowers, its results of operations will be adversely affected, which may in turn affect the pool of loans available for acquisition by the Company.

GFH originates relatively small-dollar loans which means they need to originate more loans to make as much money as competitors that originate larger-dollar loans.

Presently, GFH is focused on loans up to $500,000. Some of its lending peers who offer larger-dollar loan products need to originate fewer loans than GFH does in order to reach the same amount of dollars lent. GFH’s loan product requires human interaction before it can be approved, which may limit the number of loans they can originate and impact their ability to scale their business. If the GFH’s per-loan origination costs are too high, its results of operations will be adversely impacted, which may in turn affect the pool of loans available for acquisition by the Company.

GFH relies on external capital to grow loan volume and their business.

GFH is in the business of lending money. To demonstrate its commitment to their borrowers and its confidence in its underwriting criteria, GFH funds a portion of most of the loans that it originates. As GFH’s business scales and loan volume increases, it will require increasing amounts of capital to fund its loans as well as build out its operations. GFH has to carefully manage capital as it is not yet profitable. As GFH’s business grows, it will require increasing levels of new capital to fund its lending and operational needs. Similarly, the Company will require increasing amounts of capital to fund its operational needs.

A portion of the funding for GFH (through the acquisition by the Company of loans originated by GFH) and for the Company, including for payments of principal and interest on the Groundfloor Yield Notes and for placing funds in reserve to guard against losses, is anticipated to come from investment in the Groundfloor Yield Notes. This need for capital will require the Company to find additional investors. The Company’s inability to attract sufficient capital at all or on favorable terms will impact our ability and the ability of GFH to grow and remain in business

If we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings, the servicing of the Groundfloor Yield Notes would be interrupted or may halt altogether.

If we were to become subject to bankruptcy or similar proceedings or if we ceased operations, the Company, or a bankruptcy trustee on our behalf, might be required to find other ways to service the Groundfloor Yield Notes. Such alternatives could result in delays in the disbursement of payments on the Groundfloor Yield Notes or could require payment of significant fees to another company to service the Groundfloor Yield Notes. Since we have not entered into any back-up servicing agreements, if we were to cease operations or otherwise become unable to service the Groundfloor Yield Notes without transferring such Groundfloor Yield Notes to another entity, the operation of the Mobile App and the servicing of the Groundfloor Yield Notes would be interrupted and may halt altogether unless another way to service the Groundfloor Yield Notes on behalf of investors was secured. In the event that we were to cease operations or enter into bankruptcy proceedings, recovery by a holder of a Groundfloor Yield Note may be substantially delayed while back-up servicing is secured, if practicable, or such services halted altogether, and such recovery may be substantially less than the amounts due and to become due on such Groundfloor Yield Note.

Security breaches of investors’ or customers’ confidential information that may harm our or GFH’s reputation and expose us or GFH to liability.

We store our investors’ bank information, credit information, and other sensitive data, and GFH stores its customers’ bank information, credit information, and other sensitive data. Any accidental or willful security breaches or other unauthorized access could cause the theft and criminal use of this data. Security breaches or unauthorized access to confidential information could also expose us or GFH, as applicable, to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. If security measures are breached because of employee or third-party error, malfeasance, or otherwise, or if design flaws in the Mobile App or Groundfloor Platform are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our investors or GFH’s relationships with its customers may be severely damaged, and we or GFH, as applicable could incur significant liability. To the extent that GFH incurs any such liability, its business operations may be adversely affected, which may in turn adversely affect the pool of loans available for acquisition by the Company.

Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we, the Originating Affiliates and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors or GFH’s customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, could harm our reputation and cause us to lose investors or GFH to lose customers.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We and GFH receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from customers and potential customers. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us or GFH to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our respective businesses. To the extent that the business operations of GFH are adversely affected, the pool of loans available for acquisition by the Company may in turn be adversely affected as well.

Events beyond our control or the control of GFH may damage our or its ability to maintain adequate records, maintain the Mobile App or the Groundfloor Platform, perform its origination activities or perform our servicing obligations.

If a catastrophic event resulted in an outage of the Mobile App or the Groundfloor Platform or physical data loss, our ability to perform our servicing obligations or the ability of GFH to originate loans, as applicable, would be materially and adversely affected. Similar events impacting third-party service providers that our operations depend on, such as Groundfloor Finance’s hosting provider or payment vendor(s), could materially and adversely affect its (and our) operations. Such events could include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, pandemics, computer viruses and telecommunications failures. Groundfloor Finance stores back-up records in offsite facilities located in third-party, off-site locations. If Groundfloor Finance’s electronic data storage and back-up storage system or those of its third-party service providers are affected by such events, we cannot guarantee that you would be able to recoup your investment in the Groundfloor Yield Notes.

Economic, social and other disruptions caused by outbreaks of viruses or other diseases may adversely affect the business and operations of the Company and GFH, which may adversely affect your investment in the Groundfloor Yield Notes.

The business and operations of the Company and GFH could be materially and adversely affected by the outbreak of health epidemics, including the spread of the novel coronavirus COVID-19, particularly if occurring in areas where Developers derive a significant amount of revenue or profit. While the impact of such an outbreak on the global economy is uncertain, such an event could significantly impact the real estate and fintech lending industries and severely disrupt the operations of the Company and GFH. Such event may also have a material adverse effect on the business, financial condition and results of operations of the Company and GFH, which could adversely affect your investment in the Groundfloor Yield Notes.

Risks Related to Compliance and Regulation

The requirements of complying on an ongoing basis with Tier 2 of Regulation A of the Securities Act may strain our resources and divert management’s attention.

Because we are conducting an offering pursuant to Tier 2 of Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations will require legal and financial compliance costs, which may impose strain on our operating budget and divert management’s time and attention from operational activities. Moreover, as a result of the disclosure of information in this Offering Circular and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties.

GFH’s loan origination activities and our servicing activities are subject to extensive federal, state and local regulation that could adversely impact operations.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to GFH or to us could adversely affect the ability of GFH or our ability to operate in the manner in which it or we currently conduct business or make it more difficult or costly for GFH to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting them or us to additional licensing, registration, and other regulatory requirements in the future or otherwise. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to their or our reputations, which could have a material adverse effect on their or our businesses and financial conditions, their ability to originate loans, our ability to service loans and our ability to perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in GFH’s or our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we might be obligated to repurchase any portion of the loan we had sold to a third party. We may not have adequate resources to make such repurchases.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. The forward-looking statements are contained principally in “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “About the Groundfloor Platform.” Forward-looking statements include information concerning our possible or assumed future results of operations and expenses, business strategies and plans, competitive position, business environment, and potential growth opportunities. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those risks include those described in “Risk Factors” and elsewhere in this Offering Circular. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this Offering Circular. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this Offering Circular. You should read this Offering Circular and the documents that we have filed as exhibits to the Form 1-A of which this Offering Circular is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Any forward-looking statement made by us in this Offering Circular speaks only as of the date on which it is made. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward- looking statements, even if new information becomes available in the future. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

If we sell $50,000,000 of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $49,889,500, assuming our expenses are $110,500 for such offerings. We currently intend to use the net proceeds of this offering in order to purchase loans originated by GFH, and for general corporate expenses, including the cost of this offering, but we reserve the right to change the use of proceeds as business demands dictate.

Our management team will determine the allocation of proceeds among loan investments and general corporate purposes. Proceeds may be used to fund or supplement investments in loans on our platform by us or by our affiliates.

We may also use the proceeds of the sale of Groundfloor Yield Notes for general corporate purposes. General corporate purposes might be, but are not limited to, the costs of this offering, including our outside legal and accounting expenses, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. Our management has sole discretion regarding the use of proceeds from the sale of Groundfloor Yield Notes.

ABOUT THE GROUNDFLOOR PLATFORM

Overview and Groundfloor Platform

Groundfloor Finance Inc. (“Groundfloor Finance”) is the sole member of both the Company and Groundfloor Holdings, LLC (“GFH”). GFH is managed by Groundfloor Finance. The Company is managed by Groundfloor Finance and Nick Bhargava, who is also the Co-Founder, Acting Chief Financial Officer, Secretary, and Executive Vice President (Legal and Regulatory) of Groundfloor Finance. The business operations of Groundfloor Finance are managed by a team of executive officers which includes (i) Brian Dally, President and CEO, (ii) Nick Bhargava, in the capacities mentioned above, (iii) Rhonda Hills, Senior Vice President (Marketing and Sales), (iv) Richard Pulido, Senior Vice President (Head of Lending and Risk Management) and (v) Chris Schmitt, Vice President (Software), and by its board of directors, which includes two independent directors.

Groundfloor Finance operates an online investment platform (the “Groundfloor Platform”) designed to source financing for real estate development projects. Through the Groundfloor Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Developer”) can obtain financing. The Platform focuses on the commercial lending market for developers of residential and small commercial real estate projects that are not owned and occupied by the Developer. Proceeds from the loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. In connection with the issuance of Groundfloor Yield Notes by the Company, the Company owns and operates the Mobile App. The Groundfloor Platform operated by Groundfloor Finance facilitates due diligence and underwriting reviews, coordinates payment to and from investors and developers, manages loan advances, and administers, services and collects on loans originated by GFH which are subsequently acquired by the Company. All intellectual property relating to the Groundfloor Platform and the GFY Mobile App is owned by Groundfloor Finance and the Company, respectively.

Borrower Members and Consideration of the Principal

GFH does not finance owner-occupied residential projects, nor does it make loans for any personal, family, or household purpose. All of its loans are commercial in nature. Although GFH only provides loans to legal entities (i.e., Developers), due to the nature of the real estate development business and the smaller market segment it services, GFH nevertheless factors into its due diligence and underwriting process the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the “Principal(s)”).

The scope of GFH’s due diligence and underwriting process is not limited only to information about the borrowing entity, which may be very limited in nature. In addition to considering the specific information with respect to the borrower under the loan, it also considers the creditworthiness (through a review of FICO scores) and broader experience of the Principal.

Credit Risk and Valuation Assessment

Once GFH has identified Projects that pass the preliminary assessment and thus meet its basic qualifications and financing requirements, it undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that it will accept.

GFH uses its proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. In general:

The Grading Algorithm, which was developed by Groundfloor Finance’s management team in consultation with outside advisors with respect to the general type of residential real estate projects GFH currently finances, involves application of a two-step proprietary mathematical formula. Generally, GFH assigns a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate GFH will offer on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm allows GFH to compare the relative risk profiles of various properties through the analysis of specific quantifiable characteristics, including (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Developer. GFH uses the Grading Algorithm to determine a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate GFH will agree to with respect to a particular Loan.

Products

(a) Lending Products

Through the Groundfloor Platform, GFH offers commercial loans to real estate developers as described above under “Overview and Groundfloor Platform”. The loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. GFH lends to qualified commercial real estate developers who meet GFH’s business and credit qualifications and are approved through the underwriting platform. GFH utilizes the Grading Algorithm in order to determine the interest rate that it will offer to the prospective commercial borrower.

(b) Investing Products

Groundfloor Yield Notes

General

Groundfloor Yield Notes, the subject of this Offering Circular, are available to retail investors through the Mobile App. Funds from the sale of Groundfloor Yield Notes are used by the Company, at the sole discretion of the Company, to purchase Loans originated by GFH. Investors in Groundfloor Yield Notes do not directly invest in Loans held by the Company that were acquired from GFH; rather, the Groundfloor Yield Notes are general obligations of the Company, and the proceeds thereof will be used primarily to fund the acquisition of Loans originated by GFH to continually expand and replenish the portfolio of Loans owned by the Company, which loans are subsequently sold to Groundfloor Finance, GRE1 or GRE 2, typically within five (5) business days, but in any event no more than thirty (30) business days, following the acquisition thereof by the Company. The Groundfloor Yield Notes will be secured by a first priority security interest in the assets (and related property and rights) of the Company which will principally consist of commercial real estate loans that the Company has acquired from GFH. Such security interest will rank ahead of any unsecured debt of the Company. Given that the security interest is a blanket lien on the assets of the Company and is not against specifically identified assets of the Company, as of the date of this Offering Circular, there is no unbonded property available for use against the issuance of Groundfloor Yield Notes and the Groundfloor Yield Notes are not being issued against any unbonded property of the Company, the deposit of cash by the Company, or otherwise.

The offering of Groundfloor Yield Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act of 1933 (the “Securities Act”). Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of new investors in Groundfloor Yield Notes, whether via the Platform, the Mobile App, or otherwise, may at times be briefly paused, or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Interest Rate of Groundfloor Yield Notes

The Company reserves the right to modify the applicable interest rate on the Groundfloor Yield Notes from time to time, but not more frequently than twice per month, in its sole discretion. All such modifications to the interest rate will reflect an interest rate per annum between 2.0% and 6.0% in 0.25% increments. All updates to the applicable interest rate will be communicated to Investors through the Mobile App no less than seven (7) days prior to the effective date of such updated interest rate, and will also be reflected in an offering circular supplement to be filed with the Securities and Exchange Commission no later than five (5) business days after the effective date of such updated interest rate, which may be obtained from the SEC EDGAR filing website as https://www.sec.gov. All updates to the applicable interest rate shall apply to all outstanding Groundfloor Yield Notes held by such Investor as of the effective date of the interest rate change and the Company will issue an amended and restated Groundfloor Yield Note to all existing holders of Groundfloor Yield Notes that reflect such updated interest rate. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Groundfloor Yield Notes prior to the applicable maturity date, or rollover all proceeds of an existing Groundfloor Yield Note on the applicable maturity into a new Groundfloor Yield Note bearing the updated interest rate. For the avoidance of doubt, no terms of the Groundfloor Yield Notes (including the term, price, or other non-interest rate features of the Groundfloor Yield Notes) other than the applicable interest rate may be modified in the sole discretion of the Company.

Investor Put Right

From and after the issuance date of the Groundfloor Yield Notes and prior to the applicable maturity date of the Groundfloor Yield Notes, an Investor may require the Company to redeem such Investor’s Groundfloor Yield Note every five (5) business days from the applicable issuance date by exercising such Investor’s put right. The Investor may exercise such Investor’s put right with respect to an outstanding Groundfloor Yield Note by providing notice to the Company through the Mobile App up to and on the applicable Put Date (as defined herein). The Investor may exercise such Investor’s put right with respect to the Groundfloor Yield Notes every five (5) business days from the applicable issuance date of the Groundfloor Yield Notes (each, a “Put Date” and collectively, the “Put Dates”). For example, if a Groundfloor Yield Note is issued on Thursday, January 1, assuming that the Investor provides notice of such Investor’s intention to exercise such Investor’s put right, the Put Date will be the following Thursday, January 8. In the event an Investor exercises such Investor’s put right with respect to a given Groundfloor Yield Note on the Put Date, the Company will remit to the Investor’s GFY Account the accrued and outstanding interest and outstanding principal balance as of the Put Date within five (5) business days of such Put Date. In the event the Investor holds the Groundfloor Yield Note until the applicable maturity date, the Company will remit to the investor’s GFY Account the accrued and outstanding interest and outstanding principal balance as of the maturity date within five (5) business days of such maturity date. Except as described herein, there are no limitations on Investors’ ability to exercise their put rights.

Rollovers of Groundfloor Yield Notes

On the applicable maturity date of the Groundfloor Yield Notes, Investors may elect to roll over all payments received in respect of the outstanding principal balance and all accrued interest into a new Groundfloor Yield Note at the current and effective interest rate as of the issuance date, to be issued by the Company to such Investors on such applicable maturity date (the “Rollover”). If an Investor wishes to elect to rollover such proceeds, such Investor must provide written notice to the Company through the Groundfloor Yield Mobile App no later than on the applicable maturity date of the Groundfloor Yield Note. The Company will treat all rollovers as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Groundfloor Yield Auto-Invest Program

Investors may elect to participate in the Groundfloor Yield Auto-Invest Program (the “GFY AIP”), which is an optional program that allows an Investor to automatically invest in additional Groundfloor Yield Notes on a recurring basis subject to certain parameters designated by such Investor. In order to affirmatively elect to participate in the GFY AIP, Investors are asked to complete a Groundfloor Yield Auto-Invest Program Election Form (the “GFY AIP Election Form”), which is an exhibit to the form of Note Purchase Agreement. All investors are required to review and complete the Note Purchase Agreement prior to any investments in any Groundfloor Yield Notes issued by the Company. Any investor that does not complete a GFY AIP Election Form shall be deemed to have opted out of participation in the GFY AIP. The GFY AIP Election Form provides investors with the option to select the amount of automatic investment, day of the month for each automatic investment in Groundfloor Yield Notes, along with the frequency of the automatic investment in Groundfloor Yield Notes, which may be on a quarterly basis or a custom schedule (with a minimum of at least two calendar months selected by the investor). If desired, investors may also designate a stop date for automatic investments. Investors may revise or change the elections set forth in the GFY AIP Election Form or cancel their participation in the GFY AIP at any time by submitting a new GFY AIP Election Form to Groundfloor Yield with three (3) business days’ notice in the event of a revision or change in election, or in the event that such investor wishes to cancel its participation in the GFY AIP.

All automatic investments in Groundfloor Yield Notes will earn interest at the then-effective interest rate applicable to all Groundfloor Yield Notes. Upon the consummation of each auto-investment in Groundfloor Yield Notes, the Company will send a confirmatory communication to the investor denoting the amount invested, the interest rate applicable to such Groundfloor Yield Notes, and a Groundfloor Yield Note issued by the Company. Investors who acquire Groundfloor Yield Notes through the GFY AIP (i) will be notified of any pending change in the applicable interest rate thereon in the same manner as described in the section titled Interest Rate of Groundfloor Yield Notes, and (ii) will have a put right with respect to each such Groundfloor Yield Note as described in the section titled Investor Put Right.

The Company has not yet deployed the GFY AIP for Groundfloor Yield Notes and, as a result, 0% of investors in Groundfloor Yield Notes participate in the GFY AIP. The Company anticipates deploying the GFY AIP for Groundfloor Yield Notes within two calendar days after the qualification date of this Offering Circular. The Company will treat sales of Groundfloor Yield Notes under the GFY AIP as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Proceeds from the sales of Groundfloor Yield Notes may be used for any purpose, including, but not limited to, funding the acquisition of loans originated by GFH, balance sheet support for institutional credit facilities, or used for general corporate purposes. The Company retains final discretion over the use proceeds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Groundfloor Finance maintains and operates the Groundfloor Platform for use by Groundfloor Finance and its subsidiaries, including the Company, to provide real estate development investment opportunities to the public. Proceeds from the Groundfloor Yield Notes contemplated in this offering will be used to purchase loans originated by GFH, and for general corporate purposes of the Company, including the cost of this offering, but Groundfloor Yield Notes are not dependent upon any particular loan originated by GFH or otherwise held by the Company and remain at all times the general obligations of the Company. Final decisions on use of proceeds allocations will be made by Groundfloor Finance management.

Operating Results

The Company was formed on April 10, 2020 and, as of the date of this Offering Circular, we have not commenced operations. Having not commenced active operations, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, including but not limited to the novel coronavirus COVID-19 pandemic, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets. To the extent that the effects of the pandemic, including any restrictions imposed by federal, state or local governments, affect the commercial and residential real estate industry generally, the Company’s ability to collect on the loans that it acquires from GFH may be adversely affected. Additionally, to the extent that directors, officers, employees, representatives, or agents of the Company or GFH, or any third parties on which the Company or GFH rely, are affected by the pandemic, the operations and financial results of the Company and GFH may be adversely affected.

The audited financial statements included in this Offering Circular have been prepared assuming that the Company will continue as a going concern. The audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Liquidity and Capital Resources

As of the date of this Offering Circular, Groundfloor Yield LLC does not have any external sources of liquidity outside of its sole member and manager, Groundfloor Finance.

Trends and Key Factors Affecting Our Performance

We have not yet commenced operations. As such, there are no trends or key factors affecting our performance.

Plan of Operation

Prior to September 2015, Groundfloor Finance’s operations were limited to issuing nonrecourse promissory notes solely in Georgia to Georgia residents (the “Georgia Notes”) pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor Finance’s first offering statement on Form 1-A covering seven separate series of limited recourse obligations (“LROs”) corresponding to the same number of real estate development projects in eight states and the District of Columbia. Since that time, Groundfloor Finance has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1. We have filed, and intend to continue to file, post-qualification amendments to this Offering Circular on a regular basis to include additional series of LROs. Following the qualification of this Offering Circular, the Company plans to offer, on a continuous basis, Groundfloor Yield Notes with the terms described herein. With this increased lending capital we expect that the number of borrowers and corresponding investors, and the volume of loans originated through the Mobile App, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of our loans and corresponding offerings increase, Groundfloor Finance plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance the Company’s operations until the Company reaches profitability and become cash-flow positive, which we do not expect to occur in 2020. Future equity or debt offerings by Groundfloor Finance will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability. Groundfloor Finance expects to hire more staff to support the Company’s expected growth in operations and to invest heavily in marketing throughout the next year.

Off-Balance Sheet Arrangements

The Company does not engage in any off-balance sheet financing activities. We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

MANAGEMENT

The executive officers, directors, significant employees and their respective ages of Groundfloor Finance, the sole member and a manager of the Company are as follows:

Name	Position	Age	Term of Office
Executive Officers:

Brian Dally	President and CEO, and Director	48	January 2013

Nick Bhargava	Executive Vice President, Legal and Regulatory, Acting Chief Financial Officer and Secretary	36	January 2013
Directors:
Bruce Boehm	Director (Independent)	66	December 2014
Nick Bhargava	Director of Groundfloor Finance and Manager of the Company	36	January 2013
Brian Dally	Director	48	January 2013
Lucas Timberlake	Director	33	November 2015
Michael Olander, Jr.	Director	37	December 2014
Richard Tuley, Jr.	Director (Independent)	50	December 2014
Significant Employees:
Rhonda Hills	Senior Vice President, Marketing and Sales	49	February 2018
Richard Pulido	Senior Vice President and Head of Lending and Risk Management	59	December 2016
Chris Schmitt	Vice President of Software	46	February 2014

Business Experience

Nick Bhargava, Executive Vice President, Legal and Regulatory, Acting Chief Financial Officer and Secretary of Groundfloor Finance and Manager of the Company

Nick Bhargava is a co-founder of Groundfloor Finance, has served on the Groundfloor Finance Board of Directors (the “Board of Directors”) and as our Secretary since our inception. Mr. Bhargava was also named Executive Vice President, Legal and Regulatory in July 2014. Mr. Bhargava completed a Practicum with SciQuest Inc. from January 2012 to May 2012 where he was responsible for reviewing and editing the company’s federal securities filings and sales contracts. Previous to that, he served as a Regulatory Analyst for the Financial Services Roundtable from May 2011 to August 2011, where he reviewed and analyzed legislation and regulation, particularly the Dodd-Frank Wall Street Reform and Consumer Protection Act rulemakings. From May 2010 to August 2010, Mr. Bhargava served as an Honors Intern in Trading and Markets with the SEC, at which he was tasked with researching and analyzing the May 6, 2010 Flash Crash in addition to reviewing proposed rules, comments on proposed rules and SRO filings. As an Enforcement Intern with the Financial Industry Regulatory Authority from May 2009 to August 2009, Mr. Bhargava was responsible for developing enforcement actions against broker-dealers. Prior to these positions, Mr. Bhargava worked as a Trader for TD Waterhouse Inc. from September 2006 to February 2008 and had responsibility for taking and executing trade orders for equities and equity options for high value accounts. Mr. Bhargava received his LLM from Duke University School of Law in 2012, a JD from American University in 2011, and a BS in Biological Sciences and Business from University of Alberta in 2006.

Bruce Boehm, Director (Independent)

Bruce Boehm has served on the Board of Directors since December 2014. Mr. Boehm is an active angel investor in the Raleigh-Durham area and advisor to several specialty investment funds. During his career, he has been a director for more than 35 publicly and privately held companies. From 1992 to 1996, he created and directed the Masters of Engineering Management Project at the University of Canterbury in Christchurch, New Zealand. Prior to 1992, he was a General Partner of U.S. Venture Partners in Menlo Park, California, with responsibility for a portfolio of approximately 20 healthcare and technology investments. Prior to 1982, he was employed by several Silicon Valley and Route 128 companies as an engineer and project manager. Mr. Boehm received a BS from MIT in 1975 and a MS and MBA from Stanford University in 1982. Mr. Boehm qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions.

Brian Dally, President and CEO, and Director

Brian Dally is a co-founder of the Company, has served on the Board of Directors and as Groundfloor Finance’s President and Chief Executive Officer since its inception. Prior to forming Groundfloor Finance, he served as the Chief Instigator of Fomentum Consulting, LLC beginning in September 2012, responsible for consulting for technology companies in the area of marketing, customer acquisition, and product development. As the Senior Vice President and General Manager of Republic Wireless, a division of Bandwidth.com, from January 2010 to September 2012, Mr. Dally led the successful formation and launch of the company’s mobile division, including managing over 60 individuals and achieving a $60 million revenue run-rate before the end of the first year of operation. From May 2008 to January 2009, Mr. Dally served as the Principal at Peripatetic Ventures Corp., a management consulting firm for high-growth technology company clients, where he assisted clients to develop partnerships to execute new product strategies and cultivate potential customer relationships in addition to conducting buyer needs research, analyzing competition, and crafting positioning and messaging. Mr. Dally has also held officer-level positions with Cecure Gaming LTD, a consumer poker and casino games service for mobile phones, and Motricity Inc., a mobile platform for entertainment and applications. Mr. Dally received a JD from Harvard Law School in June 1999, a MBA from Harvard Business School in 1999, and a BA in Political & Social Thought from the University of Virginia in 1993.

Rhonda Hills, Senior Vice President of Marketing and Sales

Rhonda Hills has served as Senior Vice President of Sales and Marketing since February 2018. She is responsible for driving engagement and revenue growth for the Company. Ms. Hills has spent her career building internet-based supply and demand marketplaces. Most recently Ms. Hills was Chief Marketing Officer for Dinova, a proprietary marketplace that exclusively connects business diners with preferred restaurants nationwide. Prior to joining Dinova, Ms. Hills was Executive Vice President for BLiNQ Media, an award-winning social media advertising company whose technology connected ready-to-buy consumers with relevant local merchants and offers. As Chief Marketing Officer for Kudzu.com, Ms. Hills led the national expansion of an online marketplace that connected homeowners with top-rated home contractors in their neighborhood. Ms. Hills also led marketing strategy for Cox Interactive Media’s network of city websites and was a Founding Father of AOL’s Digital City in the 1990’s. Ms. Hills is a summa cum laude graduate of the University of Maryland, receiving two Bachelor of Arts, in Radio, TV & Film, and in Music.

Lucas Timberlake, Director

Lucas Timberlake has served on our Board of Directors since November 2019. Mr. Timberlake has over 10 years of financial services experience in a variety of capacities, including venture capital, private equity, and investment banking. Currently, Mr. Timberlake is a Partner with Fintech Ventures Fund, a financial technology-focused investment firm, since 2015. Since assuming his current role, Mr. Timberlake has held several board director positions with technology-enabled lending companies in the small business and real estate lending sectors, and currently serves on the board of directors for IOU Financial. Previously, Mr. Timberlake was part of the investment team with Antarctica Capital, an international private equity firm focusing on real assets and insurance opportunities. Mr. Timberlake began his career as an investment banking analyst with Bank of America Merrill Lynch. Mr. Timberlake holds a Bachelor of Arts in Economics and Political Science from Columbia College of Columbia University.

Michael Olander Jr., Director

Michael Olander Jr. has served on the Board of Directors since December 2014. Since its inception in 2005, Mr. Olander has served as CEO, in addition to being the sole member and manager, of MDO Holdings, LLC, a diversified holding company that operates three core subsidiaries: MDO2 Fitness, LLC owns and operates 28 health clubs under the names O2 Fitness and East Shore Athletic Clubs; MOREI, LLC and its affiliates own in excess of 250,000 square feet of commercial real estate; and MDO Ventures JS, LLC is an investment company with over a dozen companies currently funded. Mr. Olander sits on the board of five companies funded by MDO Ventures and serves as an advisor to two more. He earned his Bachelor of Arts in Business Administration from the College of Charleston in 2004.

Richard Pulido, Senior Vice President, Lending and Risk Management

Richard Pulido has served as Groundfloor Finance’s Senior Vice President and Head of Lending and Risk Management since December of 2016. Prior to joining the Company, he had a 27 year career with Prudential Financial in commercial real estate investment spanning asset management, development, portfolio management and capital markets assignments. Mr. Pulido’s last assignment was building a Secondary Market unit to address demand for floating rate mortgage product. Starting the group in 2013, he built an approximately $1 billion book by December 2015. Between 1996 and 2012, Mr. Pulido was in the Debt Asset Management team, including 12 years as National Head of Special Servicing. Mr. Pulido successfully led the team through the credit cycle, at one point tripling head count and office count to properly address portfolio issues. During this period, he also expanded the group’s scope beyond life company assets to include CMBS, Agency and third party accounts. Concurrent with his special servicing responsibilities, for several years Mr. Pulido also led the Portfolio Management team responsible for quality rating and valuing the commercial mortgage portfolio. Additional achievements included implementing the engagement of an offshore vendor to provide supporting analytical work and defending the proprietary credit rating model to regulators, auditors and rating agencies. Mr. Pulido had previous assignments in equity asset management and development in Los Angeles and Chicago, where he began his Prudential career. Prior to his real estate career, Mr. Pulido was a Systems Engineer with Northrop Corp. in California. Mr. Pulido received his MBA from The University of Chicago Booth School of Business in 1988 and his BS in System Science and Mathematics from the University of California, Los Angeles in 1983.

Chris Schmitt, Vice President of Software

Chris Schmitt has served as Groundfloor Finance’s Vice President of Software since February of 2014, previously serving as its lead developer on a contract basis. Prior to joining Groundfloor Finance, he served as Senior Program Manager for Bandwidth.com beginning in January 2012, where he led multiple teams in efforts to coordinate the release of products, created and implemented a new Beta program to improve product quality, and worked with senior management to define tasks and priorities for his teams. Mr. Schmitt served as the IT Manager of Bandwidth.com from September 2011 to January 2012, and in this role, he managed a group of five developers on day-to-day operations of building and maintaining the website and back office and launch night of republic wireless including a massive scaling effort on Amazon’s EC2 services to handle peak web traffic. As Senior Developer for Bandwidth.com from October 2010 to September 2011, Mr. Schmitt’s responsibilities included organizing and acting as the team lead for the Broadband division. Also in this role, he took the division from an excel-based back office to an online back office through multiple integration, rebuilt the online customer portal with many enhanced features and reconstructed the back end to make it more scalable to meet future demand, and built a distributed ping-based product leveraging Amazon EC2 services from multiple regions to compete with other industry participants. Mr. Schmitt served as Senior Database Administrator for Credit Suisse from August 2009 to October 2010, where he acted as a primary database administrator for over 100 servers and worked with support groups to help improve communication and processes. Mr. Schmitt also operated his own consulting firm, TreadPath Software, LLC, from August 2007 to October 2010. Mr. Schmitt received a BA in Computer Information Systems from Roger Williams University in 1997.

Richard (“Rick”) Tuley Jr., Director (Independent)

Richard (“Rick”) Tuley Jr. has served on the Board of Directors since December 2014. Mr. Tuley is an experienced real estate entrepreneur and business operator. He currently serves as the managing broker of Richard Tuley Realty, Inc., a real estate brokerage firm specializing in residential and commercial investment sales and property management which was founded in 1982. Mr. Tuley has been a licensed broker since 1992 and assumed full firm management in 2009. In addition, Mr. Tuley serves as President of Destiny Development Corporation, a Georgia-based general contracting firm founded in 2001. Destiny specializes in upscale custom and speculative residential construction and remodeling. Mr. Tuley is responsible for firm strategy, securing mortgage capital and making investment decisions. He is a third generation home builder, whose father founded two home building companies in Atlanta, Georgia. Mr. Tuley has over 25 years of experience in new home construction, lot and land development for multiple Fortune 500 companies, retail development, residential redevelopment, property management and long-term investing. Mr. Tuley is also an angel investor. He previously worked for the real estate team within Ernst & Young's entrepreneurial services group. He was also a senior associate in Leveraged Finance and the Financial Sponsors Coverage groups at UBS and a principal with Katalyst Venture Partners in New York. Between real estate and Wall Street, Mr. Tuley has been involved in well over $1 billion in transactions during his career. Mr. Tuley earned his undergraduate degree from Georgia Tech in 1992 and his MBA from Harvard Business School in 1999. Mr. Tuley qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions (collectively with Mr. Boehm, the “Independent Directors”).

Involvement in Certain Legal Proceedings

Groundfloor Yield LLC is not a party to any litigation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of the Groundfloor Finance executive officers for the 2020 fiscal year was as follows:

Name	Cash compensation	Other compensation	Total compensation
Brian Dally	$166,605	N/A	$166,605
Nick Bhargava	$100,000	N/A	$100,000

As of the date of this Offering Circular, Groundfloor Finance has not compensated its outside directors for their service on the Board of Directors. Notwithstanding the foregoing sentence, Bruce Boehm and Richard Tuley, Jr. were each granted options to purchase 8,000 shares of Groundfloor Finance common stock as compensation for their service on the Board of Directors during 2015. If exercised, such options will not represent five or more percent of any class of securities. The option grants to Bruce Boehm and Richard Tuley, Jr. solely serve as service compensation and is customary for companies in our industry in order to attract and retain qualified directors. In the future, Groundfloor Finance may implement an outside director compensation program that includes grants of cash and/or equity-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Groundfloor Finance is the sole member and a manager of Groundfloor Yield LLC.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None.

GROUNDFLOOR YIELD PLATFORM

Groundfloor Yield Platform

Groundfloor Yield Note investors are provided with a Groundfloor Yield Note directly from the Company. All Groundfloor Yield Notes earn the designated interest rate, subject to change in the sole discretion of the Company as described therein, and are callable, redeemable, and prepayable at any time by us. That is, we may repurchase a Groundfloor Yield Note from the Groundfloor Yield Note investor at the par value of outstanding principal plus the interest accrued through the repurchase date. The Groundfloor Yield Notes are also subject to a put right on the part of investors, as further described in “Securities Being Offered – Investor Put Right”.

Groundfloor Yield Notes are held on the Platform in electronic form and are not listed on any securities exchange. Selling of Groundfloor Yield Notes to third parties is prohibited unless expressly permitted by us. Groundfloor Yield Notes can be viewed at any time by accessing the investor’s account on the Platform through the Mobile App or through a facsimile on the Groundfloor Platform. Groundfloor Yield Notes are only accessible by the individual investor and cannot be accessed unless the investor enters login credentials. All Groundfloor Yield Notes must be held by Groundfloor Yield Notes investor members.

Loan Servicing

The Groundfloor Platform manages investor servicing in-house and handles payments on the Groundfloor Yield Notes to Investors. Heavy transaction volume into and out of the various accounts it maintains could increase the risk of bookkeeping and recordkeeping errors. Because payments flow through various financial intermediaries, there is an auditable trail of money movement, and, in the case of a bookkeeping error, we believe Groundfloor Finance will be able to recreate transaction histories in order to correct the error. Groundfloor Finance maintains a sub-ledger with respect to each of our accounts that records all movements of funds into and out of each account, which is periodically reconciled with records of bank transaction history, as well as records on the Groundfloor Platform. Groundfloor performs nightly backups of its entire system.

Fees

The Company does not charge a servicing fee for the Groundfloor Yield Notes, but investors may be charged a transaction fee if their method of investment requires the Company to incur an expense.

Use of Proceeds

We will use the proceeds of this offering primarily to purchase Loans originated by GFH through the Groundfloor Platform and for general corporate purposes, including the costs of this offering. Groundfloor Yield Notes are not dependent upon any particular loan originated by GFH or otherwise held by the Company and remain at all times the general obligations of the Company.

Establishing an Account

The first step to being able to purchase Groundfloor Yield Notes on the Groundfloor Yield Platform is for you to set up an account (a “Groundfloor Yield Notes Account”). In order to set up a Groundfloor Yield Notes Account, you need to do the following:

•	If you are a natural person, you must be at least 18 years of age and a U.S. resident. You must provide your name, address, email address and social security number. You may establish a separate account to make investments from a self-directed IRA or 401(k) account.

•	If you are an entity, you must provide the entity, its address, and the name and email address of a contact person and the taxpayer identification number.

•	In either case, you must agree to the Groundfloor Platform terms of service (the “Terms of Service”), including consent to receipt of disclosures electronically, and the Groundfloor Platform privacy policy (the “Privacy Policy”).

You must also agree to the rules, limitations, processes and procedures for purchasing Groundfloor Yield Notes through the Groundfloor Platform via the Mobile App. These provisions are collectively contained in the Groundfloor Yield Note Purchase Agreement and the terms and conditions attached thereto (the “Terms and Conditions”), the Terms of Service and the Privacy Policy. We refer to the Groundfloor Yield Note Purchase Agreement, including without limitation, all exhibits and schedules attached thereto, the Terms and Conditions, the Terms of Service, and the Privacy Policy as the “Investment Documents.” We advise each Investor to read the Offering Circular and all of the applicable Investment Documents before purchasing any Groundfloor Yield Notes.

In addition, in connection with purchasing Groundfloor Yield Notes, you must represent that you reside in a state where the Groundfloor Yield Notes are registered or qualified, you satisfy applicable investor suitability requirements, and you have received the Offering Circular, which includes a discussion of the risks associated with the investment in the Groundfloor Yield Notes under the “Risk Factors” section.

How to Purchase Groundfloor Yield Notes

The Groundfloor Yield Notes will be offered on the Groundfloor Yield Platform through the Mobile App. Prospective investors in the Groundfloor Yield Notes will create a username and password, and indicate agreement to our terms and conditions and privacy policy on the Mobile App.

The following features are available to participants in the Groundfloor Yield Notes program through the Mobile App:

•	Available Online Directly from us. You can purchase Groundfloor Yield Notes directly from us through the Mobile App.

•	No Purchase Fees Charged. We will not charge you any commission or fees to purchase Groundfloor Yield Notes through our platform. However, other financial intermediaries, if engaged, may charge you commissions or fees.

•	Invest as Little as $0.01. You will be able to purchase Groundfloor Yield Notes in amounts as low as $0.01.

•	Flexible, Secure Payment Options. You may purchase Groundfloor Yield Notes with funds electronically withdrawn from your checking account or by wire transfer.

•	Manage Your Portfolio Online. You can view your investments, returns and transaction history online, as well as receive tax information and other portfolio reports.

Platform Operation

Orders are typically processed on the business day following the order. You may not withdraw the amount of your purchase order, unless the listing is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. See “Groundfloor Yield Platform—Structure of Investor Accounts and Treatment of Your Balances” below for more information.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the Groundfloor Yield Notes that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

Currently, the minimum purchase order that you may submit for any particular offering of Groundfloor Yield Notes is $0.01, and there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

•	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and

•	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Structure of Investor Accounts and Treatment of Your Balances

We maintain and act as the recordkeeper of a pooled account at the FBO Servicer to hold the funds for your and other investors’ benefit. This account is referred to as the “Investor FBO Account.” In order to submit purchase orders on any Groundfloor Yield Note offerings, you must have sufficient funds in the FBO account. Bank account host and Groundfloor Yield LLC‘s relationship with the FBO Servicer may change at any time. All payments to fund purchases of Groundfloor Yield Notes are made by deposit or authorized ACH or wire transfer into the Investor FBO Account.

We will maintain records for you detailing the amount of funds that are available to you for the purchase or Groundfloor Yield Notes or for withdrawal in your Groundfloor Yield Notes Account. These Groundfloor Yield Notes Accounts allow us to track and report for each prospective investor the funds the prospective investor has transferred into and out of the FBO account, the funds the prospective investor has committed to purchase Groundfloor Yield Notes, and the interest and principal payments that the prospective investor has received on outstanding Groundfloor Yield Notes that it owns. You have no direct relationship with the FBO Servicer holding the Investor FBO Account by virtue of having a Groundfloor Yield Note account or purchasing Groundfloor Yield Notes on our platform.

Tax Treatment

Groundfloor Yield Notes will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

SECURITIES BEING OFFERED

Following is a summary of the terms of the Groundfloor Yield Notes which will be offered by the Company on the Groundfloor Yield Platform through the Mobile App.

General. We may offer Groundfloor Yield Notes, with a total value of up to $50 million on a continuous basis, under this Offering Circular. We will not issue more than $50 million of securities pursuant to this Offering Circular in any 12-month period.

The Groundfloor Yield Notes will:

•	be priced at $0.01 each;

•	represent a full and unconditional obligation of the Company;

•	bear interest at 4.0% per annum as set forth in the applicable Groundfloor Yield Note, as such interest rate may be modified from time to time, but not more frequently than twice per month, by the Company in its sole discretion as described in this Offering Circular; such modifications to reflect an interest rate per annum of 2.0%-6.0% in 0.25% increments;;

•	have a three (3) year term and will (i) contain a redemption feature that is exercisable by the holder every five (5) business days from the date of issuance; and (ii) be callable, redeemable, and prepayable at any time by the Company;

•	be secured by a first priority security interest in the assets (and related property and rights) of the Company, which assets will principally consist of commercial real estate loans held by the Company;

•	not be payment dependent on any individual underlying real estate loan or loans held by the Company, including without limitation, any loans issued on Groundfloor Finance’s online lending platform; and

•	investors may participate in the GFY AIP, which allows automatic investment in additional Groundfloor Yield Notes on a regular basis in an amount and preset cadence designated by the investor.

Ranking. The Groundfloor Yield Notes will be secured by a first priority security interest in the assets (and related property and rights) of the Company which will principally consist of commercial real estate loans that the Company has acquired from GFH. Such security interest will rank ahead of any unsecured debt of the Company. Given that the security interest is a blanket lien on the assets of the Company and is not against specifically identified assets of the Company, as of the date of this Offering Circular, there is no unbonded property available for use against the issuance of Groundfloor Yield Notes and the Groundfloor Yield Notes are not being issued against any unbonded property of the Company, the deposit of cash by the Company, or otherwise. The Groundfloor Yield Notes are not being issued against the assets of the Company, the deposit of cash by the Company, or otherwise.

Form and Custody. Groundfloor Yield Notes will be issued by computer-generated program on our website and electronically signed by the Company in favor of the investor. The Groundfloor Yield Notes will be stored by the Company and will remain in the Company’s custody for ease of administration. Except during periodic system maintenance, investors may view their Groundfloor Yield Notes through their online dashboard on the Platform through the Mobile App or on the Groundfloor Platform.

Prepayment. Groundfloor Yield Notes will be callable, redeemable, and prepayable at any time by the Company at par value plus any accrued but unpaid interest.

Conversion or Exchange Rights. We do not expect the Groundfloor Yield Notes to be convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Groundfloor Yield Notes:

•	if we fail to pay interest when due and our failure continues for sixty (60) days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption; and

•	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of Groundfloor Yield Notes may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Governing Law. Groundfloor Yield Notes will be governed and construed in accordance with the laws of the State of Georgia.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Groundfloor Yield Notes.

Interest Rate of Groundfloor Yield Notes. The Company reserves the right to modify the applicable interest rate on the Groundfloor Yield Notes from time to time, but not more frequently than twice per month, in its sole discretion. All such modifications to the interest rate will reflect an interest rate per annum between 2.0% and 6.0% in 0.25% increments. All updates to the applicable interest rate will be communicated to Investors through the Mobile App no later than seven (7) business days prior to the effective date of such updated interest rate, and will also be reflected in an offering circular supplement to be filed with the Securities and Exchange Commission no later than five (5) business days after the effective date of such updated interest rate, which may be obtained from the SEC EDGAR filing website as https://www.sec.gov. All updates to the applicable interest rate shall apply to all outstanding Groundfloor Yield Notes held by such Investor as of the effective date of the interest rate change and the Company will issue an amended and restated Groundfloor Yield Note to all existing holders of Groundfloor Yield Notes that reflect such updated interest rate. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Groundfloor Yield Notes at any time prior to the applicable maturity date (including at any time prior to the effective date of any interest rate change), or rollover all proceeds of an existing Groundfloor Yield Note on the applicable maturity into a new Groundfloor Yield Note bearing the updated interest rate. No other terms of the Groundfloor Yield Notes will be subject to change in the sole discretion of the Company.

Investor Put Right. From and after the issuance date of the Groundfloor Yield Notes and prior to the applicable maturity date of the Groundfloor Yield Notes, an Investor may require the Company to redeem such Investor’s Groundfloor Yield Note every five (5) business days from the applicable issuance date by exercising such Investor’s put right. The Investor may exercise such Investor’s put right with respect to an outstanding Groundfloor Yield Note by providing notice to the Company through the Mobile App up to and on the applicable Put Date (as defined herein). The Investor may exercise such Investor’s put right with respect to the Groundfloor Yield Notes every five (5) business days from the applicable issuance date of the Groundfloor Yield Notes (each, a “Put Date” and collectively, the “Put Dates”). For example, if a Groundfloor Yield Note is issued on Thursday, January 1, assuming that the Investor provides notice of such Investor’s intention to exercise such Investor’s put right, the Put Date will be the following Thursday, January 8. In the event an Investor exercises such Investor’s put right with respect to a given Groundfloor Yield Note on the Put Date, the Company will remit to the Investor’s GFY Account the accrued and outstanding interest and outstanding principal balance as of the Put Date within five (5) business days of such Put Date. In the event the Investor holds the Groundfloor Yield Note until the applicable maturity date, the Company will remit to the investor’s GFY Account the accrued and outstanding interest and outstanding principal balance as of the maturity date within five (5) business days of such maturity date. Except as described herein, there are no limitations on Investors’ ability to exercise their put rights.

Rollovers of Groundfloor Yield Notes. On the applicable maturity date of the Groundfloor Yield Notes, Investors may elect to roll over all payments received in respect of the outstanding principal balance and all accrued interest into a new Groundfloor Yield Note at the current and effective interest rate as of the issuance date, to be issued by the Company to such Investors on such applicable maturity date (the “Rollover”). If an Investor wishes to elect to rollover such proceeds, such Investor must provide written notice to the Company through the Groundfloor Yield Mobile App no later than on the applicable maturity date of the Groundfloor Yield Note. The Company will treat all rollovers as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Groundfloor Yield Auto-Invest Program. Investors may elect to participate in the Groundfloor Yield Auto-Invest Program (the “GFY AIP”), which is an optional program that allows an Investor to automatically invest in additional Groundfloor Yield Notes on a recurring basis subject to certain parameters designated by such Investor. In order to affirmatively elect to participate in the GFY AIP, Investors are asked to complete a Groundfloor Yield Auto-Invest Program Election Form (the “GFY AIP Election Form”), which is an exhibit to the form of Note Purchase Agreement. All investors are required to review and complete the Note Purchase Agreement prior to any investments in any Groundfloor Yield Notes issued by the Company. Any investor that does not complete a GFY AIP Election Form shall be deemed to have opted out of participation in the GFY AIP. The GFY AIP Election Form provides investors with the option to select the amount of automatic investment, day of the month for each automatic investment in Groundfloor Yield Notes, along with the frequency of the automatic investment in Groundfloor Yield Notes, which may be on a quarterly basis or a custom schedule (with a minimum of at least two calendar months selected by the investor). If desired, investors may also designate a stop date for automatic investments. Investors may revise or change the elections set forth in the GFY AIP Election Form or cancel their participation in the GFY AIP at any time by submitting a new GFY AIP Election Form to Groundfloor Yield with three (3) business days’ notice in the event of a revision or change in election, or in the event that such investor wishes to cancel its participation in the GFY AIP.

All automatic investments in Groundfloor Yield Notes will earn interest at the then-effective interest rate applicable to all Groundfloor Yield Notes. Upon the consummation of each auto-investment in Groundfloor Yield Notes, the Company will send a confirmatory communication to the investor denoting the amount invested, the interest rate applicable to such Groundfloor Yield Notes, and a Groundfloor Yield Note issued by the Company. Investors who acquire Groundfloor Yield Notes through the GFY AIP (i) will be notified of any pending change in the applicable interest rate thereon in the same manner as described in the section titled Interest Rate of Groundfloor Yield Notes, and (ii) will have a put right with respect to each such Groundfloor Yield Note as described in the section titled Investor Put Right.

The Company has not yet deployed the GFY AIP for Groundfloor Yield Notes and, as a result, 0% of investors in Groundfloor Yield Notes participate in the GFY AIP. The Company anticipates deploying the GFY AIP for Groundfloor Yield Notes within two calendar days after the qualification date of this Offering Circular. The Company will treat sales of Groundfloor Yield Notes under the GFY AIP as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Proceeds from the sales of Groundfloor Yield Notes may be used for any purpose, including, but not limited to, funding the acquisition of loans originated by GFH, balance sheet support for institutional credit facilities, or used for general corporate purposes. The Company retains final discretion over the use proceeds.

Investors will have access to current information regarding their Groundfloor Yield Notes by viewing their account on the Groundfloor Yield Platform, with a facsimile on the Groundfloor Platform. The Groundfloor Yield Platform and Groundfloor Platform will include any information regarding changes in interest rates and the filing of periodic and current reports by the Company. The Company also intends to include any changes to interest rates in a supplement or post-qualification amendment, as applicable, to this Offering Statement.

The Company intends to treat any sales of new Groundfloor Yield Notes as sales chargeable against the aggregate total of offered securities pursuant to the Offering Circular and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a).

PLAN OF DISTRIBUTION

Subscribing for Groundfloor Yield Notes

We are offering up to $50,000,000 in our Groundfloor Yield Notes pursuant to this Offering Circular. Groundfloor Yield Notes being offered hereby will be only be offered through the Mobile App, a facsimile of which also exists on the Groundfloor Platform at www.groundfloor.us. This Offering Circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the Groundfloor Finance website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase Groundfloor Yield Notes, a prospective investor must electronically complete, sign and deliver to the Company the Investment Documents and provide funds for the purchase price in accordance with the instructions provided therein.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Groundfloor Yield Notes are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti- fraud provisions, to the extent that our Notes offered hereby are offered and sold only to “qualified purchasers” or at a time when our Groundfloor Yield Notes are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Groundfloor Yield Notes does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non- natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Physical Notes Will Not be Issued

We will not issue Groundfloor Yield Notes in physical or paper form. Instead, our Groundfloor Yield Notes will be recorded and maintained on the Groundfloor Yield Platform in electronic form, with a facsimile on the Groundfloor Platform.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with this offering to better understand possible demand for the Groundfloor Yield Notes product. These “test-the-waters” materials may include information relating to our Company, this offering, the past performance of our loan transactions, articles and publications concerning small business lending, or public advertisements and audio-visual materials, in each case only as authorized by us. All such materials will contain disclaimers required by, and be disseminated in a fashion permitted by, Regulation A. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Groundfloor Yield Notes, these materials will not give a complete understanding of this offering, us or our Groundfloor Yield Notes and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Groundfloor Yield Notes. To be clear, all investors will be furnished with a copy of a current Offering Circular before or at the time of all written offers.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this Offering Circular will be passed upon for us by Manatt, Phelps & Phillips, LLP, New York, New York. Groundfloor Yield LLC has received an opinion from Robbins Ross Alloy Belinfante Littlefield LLC, Atlanta, Georgia regarding the validity of the Groundfloor Yield Notes to be offered pursuant to Georgia law.

EXPERTS

Our audited financial statements as of and for the period beginning on April 10, 2020 and ending July 31, 2020 have been included herein in reliance upon the reports of Cherry Bekaert LLP, an independent auditor registered public account firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority such firm as an expert in accounting and auditing.

Report of Independent Auditor

To the Board of Directors
Groundfloor Yield, LLC
Atlanta, Georgia

We have audited the accompanying financial statements of Groundfloor Yield, LLC, (the “Company”) a wholly owned subsidiary of Groundfloor Finance, Inc., which comprise the balance sheet as of July 31, 2020 and the related statements of operations, members’ deficit, and cash flows for the period from April 10, 2020 (date of inception) to July 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2020, and the results of its operations and its cash flows for the period April 10, 2020 (date of inception) through July 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

1

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management's plans in regard to that matter also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia

October 16, 2020

2

FINANCIAL STATEMENTS

The following audited financial statement for July 31, 2020 and notes there to:

Report of Independent Auditor

To the Board of Directors

Groundfloor Yield, LLC

Atlanta, Georgia

We have audited the accompanying financial statements of Groundfloor Yield, LLC, (the “Company”) a wholly owned subsidiary of Groundfloor Finance, Inc., which comprise the balance sheet as of July 31, 2020 and the related statements of operations, members’ deficit, and cash flows for the period from April 10, 2020 (date of inception) to July 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2020, and the results of its operations and its cash flows for the period April 10, 2020 (date of inception) through July 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Groundfloor Yield, LLC.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management's plans in regard to that matter also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia

October 16, 2020

Groundfloor Yield LLC

Financial Statements

July 31, 2020

Groundfloor Yield LLC

Table of Contents

July 31, 2020

Groundfloor Yield LLC

Balance Sheet

July 31, 2020

Assets
Current assets:
Cash	$-
Total current assets	$-
Liabilities and Member’s Deficit
Current liabilities:
Related party payable	-
Total current liabilities	-
Member’s deficit:
Member’s contribution	100
Member’s deficit	(100)
Member’s deficit	0
Total liabilities and member’s deficit	$-

See accompanying notes to financial statements

Groundfloor Yield LLC

Statement of Operations

For the Period from April 10, 2020 (Inception) Through July 31, 2020

Operating expenses:
General and administrative	$100
Total operating expenses	100
Loss from operations	(100)
Net loss	$(100)

See accompanying notes to financial statements

Groundfloor Yield LLC

Statement of Member’s Deficit

For the Period from April 10, 2020 (Inception) Through July 31, 2020

			Total
	Member’s	Net	Member’s
	Contribution	Loss	Deficit
Balance as of April 10, 2020 (Inception)	$-	$-	$-
Member contributions	100	-	100
Net loss	-	(100)	(100)
Member’s deficit as of July 31, 2020	$100	$(100)	$-

See accompanying notes to financial statements

Groundfloor Yield LLC

Statements of Cash Flows

For the Period from April 10, 2020 (Inception) Through July 31, 2020

Cash flows from operating activities
Net loss	$(100)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Related party payable	-
Net cash used in operating activities	(100)
Cash flows from financing activities:
Member’s contribution	100
Net cash provided by financing activities	100
Net increase in cash	-
Cash as of beginning of the period	-
Cash as of end of the period	$-

See accompanying notes to financial statements

Groundfloor Yield LLC

Notes to the Financial Statements

July 31, 2020

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Liquidity

Our financial statements include Groundfloor Yield LLC (the “Company”), a Georgia limited liability company formed on April 10, 2020. It is a wholly-owned subsidiary of Groundfloor Finance Inc. (“Groundfloor”), a Georgia Corporation.

Description of Business

Groundfloor has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”), which the Company utilizes to provide investment opportunities to investors. With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple real estate development investment opportunities, and real estate developers (the “Developers”) of the Projects are able to obtain financing. The Groundfloor’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from small investors using the internet. Groundfloor believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors. Groundfloor will identify which loans it seeks to originate, and will sell limited recourse obligations (“LROs”) which correspond to those loans. Groundfloor’s primary business is the sale of LROs and the origination of loans which correspond to those LROs, as well as the servicing of said loans.

Groundfloor Yield Notes will be offered on the Platform through a smartphone application (the “Mobile App”), which is owned and operated by the Company, a facsimile of which also exists on the Platform. Funds from the sale of Groundfloor Yield Notes are invested into loans and other products at the discretion of the Company, and the proceeds thereof will be used primarily to fund the acquisition of loans originated by Groundfloor and its subsidiaries to continually expand and replenish the portfolio of loans owned by the Company. The Groundfloor Yield Note will be secured by a first-priority security interest in the assets of the Company, which consists principally of the portfolio of real estate loans originated by Groundfloor and its subsidiaries and subsequently acquired and held by the Company.

Basis of Presentation and Liquidity

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has not earned any revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations. There is substantial doubt that the Company will continue as a going concern for at least one year following the date these financial statements were issued without additional financing.

Management intends to fund operations by capital obtained from Groundfloor. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or Groundfloor.

The financial statements do not include any adjustments that might result from the outcome of the uncertainties described in the financial statements. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Groundfloor Yield LLC

Notes to the Financial Statements

July 31, 2020

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Use of Estimates

The preparation of financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company has no cash or cash equivalents as of July 31, 2020. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Member’s Deficit

Groundfloor (“Member”) is the sole member of the Company. Groundfloor contributed cash of $100 to the Company but has no further obligations to make any further capital contributions to the Company.

The business of the Company shall be managed by a manager who shall be appointed from time to time by the Member. The initial manager of the Company is Groundfloor. Liability to the Company by the manager is limited to those items provided for in the Georgia Limited Liability Company Act.

Income Taxes

Under current United States (“U.S.”) income tax laws, the taxable income or loss of a limited liability company is reported in the income tax returns of the members. Accordingly, no provision for U.S. federal or state income taxes is reflected in the accompanying financial statements.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Related Party Transactions

The Company intends to finance its operations through funds received from Groundfloor. During the period from April 10, 2020 (Inception) through July 31, 2020, Groundfloor paid $100 to register the Company with the State of Georgia, which was recorded as general and administrative expenses in the Company’s statement of operations.

NOTE 2:	SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 16, 2020, the date the financial statements were available to be issued, and determined that, there were no events which have occurred, that would require adjustment to or disclosure in these financial statements.

Independent Auditor’s Report

To the Board of Directors
Groundfloor Finance, Inc. and Subsidiaries
Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Prior Period Consolidated Financial Statements

The consolidated financial statements of the Company as of December 31, 2019 and for the year then ended, were audited by other auditors whose report dated March 21, 2019, expressed an unmodified opinion on those statements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management's plans in regard to that matter also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/

Cherry Bekaert LLP

Atlanta, Georgia

March 16, 2020

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash	$1,699,196	$1,069,392
Loans to developers, net	73,851,996	38,761,717
Interest receivable on loans to developers	2,867,914	1,821,073
Other current assets	937,645	484,391
Total current assets	79,356,751	42,136,573
Property, equipment, software, website, and intangible assets, net	971,607	813,104
Other assets	42,603	63,906
Total assets	$80,370,961	$43,013,583
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$4,602,116	$2,493,158
Accrued interest on limited recourse obligations	2,251,926	1,372,474
Limited recourse obligations, net	53,124,759	31,719,205
Revolving credit facility	10,460,752	5,493,605
Convertible notes, net of discount of $368,526 and $0	3,238,474	1,800,000
Short-term notes payable	8,085,257	2,925,082
Total current liabilities	81,763,284	45,803,524
Other liabilities	136,819	60,765
Total liabilities	81,900,103	45,864,289
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Common stock, no par, 5,000,000 shares authorized, 2,102,720 and 1,732,585 issued and outstanding	10,564,771	6,125,264
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,802,895	1,083,572
Accumulated deficit	(21,467,774)	(17,630,508)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(1,529,142)	(2,850,706)
Total liabilities and stockholders’ deficit	$80,370,961	$43,013,583

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2019	2018
Non-interest revenue:
Origination fees	$2,748,150	$1,183,583
Loan servicing revenue	1,964,284	988,203
Total non-interest revenue	4,712,434	2,171,786
Net interest income:
Interest income	6,323,801	3,178,629
Interest expense	(4,633,122)	(2,460,454)
Net interest income	1,690,679	718,175
Net revenue	6,403,113	2,889,961
Cost of revenue	(779,756)	(423,776)
Gross profit	5,623,357	2,466,185
Operating expenses:
General and administrative	2,514,202	1,736,515
Sales and customer support	2,939,149	2,456,875
Development	1,125,071	1,006,840
Regulatory	208,874	193,538
Marketing and promotions	1,515,558	2,169,567
Total operating expenses	8,302,854	7,563,335
Loss from operations	(2,679,497)	(5,097,150)
Interest expense	1,157,769	1,003,505
Net loss	$(3,837,266)	$(6,100,655)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

	Series A		Series Seed							Total
	Convertible		Convertible				Additional		Stock	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	(Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ deficit as of December 31, 2017	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)
Shares issued in the 2019 Common Stock Offering, net of offering costs	-	-	-	-	214,535	3,073,307	-	-	-	3,073,307
Shares issued upon conversion of convertible notes	-	-	-	-	147,663	1,348,821	-	-	-	1,348,821
Exercise of stock options	-	-	-	-	7,937	17,379	-	-	-	17,379
Share-based compensation expense and warrants	-	-	-	-	-	-	318,545	-	-	318,545
Beneficial conversion feature on sale of convertible notes							400,778			400,778
Net loss	-	-	-	-	-	-	-	(3,837,266)	-	(3,837,266)
Stockholders’ deficit as of December 31, 2019	747,373	$4,962,435	568,796	$2,609,091	2,102,720	$10,564,771	$1,802,895	$(21,467,774)	$(560)	$(1,529,142)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(3,837,266)	$(6,100,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	481,533	375,532
Share-based compensation	401,930	281,143
Noncash interest expense	85,089	73,388
Loss (gain) on sale of real estate owned	-	7,963
Origination of loans held for sale	(13,659,207)	(672,491)
Proceeds from sales of loans held for sale	15,320,281	672,491
Conversion of beneficial interests	-	181,347
Changes in operating assets and liabilities:
Other assets	(133,042)	41,492
Interest receivable on loans to developers	(1,085,699)	(3,161,729)
Accounts payable and accrued expenses	2,308,919	731,383
Accrued interest on limited recourse obligations	887,310	2,439,597
Net cash used in operating activities	769,848	(5,130,539)
Cash flows from investing activities
Loan payments to developers	(87,710,983)	(45,914,339)
Repayments of loans from developers	46,214,398	26,131,470
Proceeds from sale of properties held for sale	2,018,836	1,818,857
Purchases of computer equipment and furniture and fixtures	(50,373)	(220,489)
Payments of software and website development costs	(569,749)	(487,100)
Net cash used in investing activities	(40,097,871)	(18,671,601)
Cash flows from financing activities
Proceeds from limited recourse obligations	72,042,001	43,135,416
Repayments of limited recourse obligations	(47,889,960)	(28,997,881)
Payment of deferred financing costs	(61,250)	(10,000)
Borrowings from the revolving credit facility	58,820,632	37,369,522
Repayments on the revolving credit facility	(53,827,652)	(34,870,261)
Proceeds from issuance of short-term notes payable	24,070,230	1,801,200
Repayments of short-term notes payable	(17,260,860)	(520,100)
Proceeds from issuance of convertible notes	3,174,000	-
Repayments of convertible notes	(450,000)	-
Repayment of 2017 Note	(1,750,000)	-
Proceeds from Regulation A+ common stock offering, net of offering costs	3,073,307	4,103,670
Proceeds from issuance of shares in a private placement	-	1,500,000
Exercise of stock options	17,379	5,796
Net cash provided by financing activities	39,957,827	23,517,362
Net increase (decrease) in cash	629,804	(284,778)
Cash as of beginning of the year	1,069,392	1,354,170
Cash as of end of the year	$1,699,196	$1,069,392
Supplemental cash flow disclosures:
Cash paid for interest	$1,218,759	$650,528

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$2,015,376	$2,071,840
Write-down of loans to developers, net and limited recourse obligations, net	484,282	438,660
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	224,106	195,240
Conversion of convertible notes payable and accrued interest converted into common stock	1,348,821	277,617
Reduction to allowance for loan to developers and limited recourse obligations	-	90,000
Issued warrants in connection with notes payable	139,896	124,500
Issued advance agreements for convertible notes payable	288,000	-

See accompanying notes to consolidated financial statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “GROUNDFLOOR,” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC and Groundfloor Real Estate 2 LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of the issuance date but subsequent to the date of these financial statements, the Company has commenced an equity offering through which it may raise up to $5.0 million in new financing. At the time of issuance, the Company has closed on approximately $0.3 million in new financing. See Note 13, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

Effective for 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing. Consequently, there was no transition adjustment required on the accompanying financial statements for adopting Topic 606.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 5.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when formal closing has occurred and funds have transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred.

Loan Servicing Revenue

Loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected. Direct costs to service Loans are recorded as expenses as incurred.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the years ended December 31, 2019 and 2018.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding Investor Georgia Notes (if issued by Groundfloor GA) or LROs (if issued by Groundfloor Finance Inc.) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations, net” refers to both Georgia Notes and LROs. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. LROs are the Company’s currently registered securities. Both Georgia Notes and LROs represent similar obligations of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2019 and 2018. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” are originally recorded at outstanding principal, then subsequently increased as additional draws are disbursed to developers. “Limited recourse obligation, net” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans, then subsequently increased as those funds are disbursed to developers. Funds committed by investors in LROs but not yet disbursed to developers on the underlying Loans were approximately $8,218,000 and $5,381,000, as of December 31, 2019 and 2018, respectively. These funds are netted against gross balances of approximately $61,343,000 and $37,100,000 as of December 31, 2019 and 2018, respectively, on the accompanying Consolidated Balance Sheets.

The interest rate associated with a Loan is the same as the interest rate associated with the corresponding Georgia Notes or LROs.

The Company’s obligation to pay principal and interest on a Georgia Note or LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net.” Amounts collected related to a defaulted Loan are returned to the Investors based on their pro rata portion of the corresponding Georgia Notes or LROs, if applicable, less collection costs incurred by the Company.

The Investors may remit funds through the Company’s online portal prior to the actual Loan being closed. These funds are held in an escrow account controlled by a major bank and are not recognized as an LRO until the Loan is closed and funds are transferred to the Developer, which occurs through an EFT transaction. Each Investor escrow account receives FDIC insurance coverage on cash balances subject to normal FDIC coverage rules.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed and funds have been disbursed to borrowers. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of approximately $2,720,000 and $500,000 as of December 31, 2019 and 2018, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of approximately $2,720,000 and $500,000 as of December 31, 2019 and 2018, respectively.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers the Company’s website. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation and operation stages are expensed as incurred. Capitalized software development costs are amortized over the estimated useful life of the related software. The Company recognized approximately $415,000 and $328,000 in expense related to amortization of software development costs for the years ended December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, leasehold improvements, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of Company’s domain names. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis. The Company recognized approximately $2,000 in amortization expense during the years ended December 31, 2019 and 2018.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

For the year ended December 31, 2019, offering costs of approximately $41,000 incurred in connection with the 2019 Common Stock Offering have been deferred and charged against the gross proceeds of the offering in stockholders’ equity.

For the year ended December 31, 2018, offering costs of approximately $125,000 incurred in connection with the 2018 Common Stock Offering were deferred and charged against the gross proceeds of the offering in stockholders’ equity.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred approximately $274,000 and $700,000 in advertising costs during the years ended December 31, 2019 and 2018, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred approximately $248,000 and $139,000 in rent expense for office facilities during the years ended December 31, 2019 and 2018, respectively.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic: 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which became effective for the Company on January 1, 2019. The amendment changes the accounting for equity investments, changes disclosure requirements related to instruments at amortized cost and fair value, and clarifies how entities should evaluate deferred tax assets for securities classified as available for sale. Affected entities should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The guidance in these pronouncements related to equity investments and deferred tax assets for securities classified as available for sale did not have a material effect on the Company’s Consolidated Financial Statements. The guidance further eliminates a requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public entities, and eliminates a requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost. The adoption of this standard did not have a material effect on the Company’s Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), in July 2018 and the issuance of ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), in July 2018. The guidance in these pronouncements will be effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the effect of this guidance on the Company’s Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The FASB subsequently issued a number of pronouncements amending or clarifying ASU 2016-13, including the following: in November 2018, Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”); in May 2019, Accounting Standards Update 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”); in November 2019, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”); and in November 2019, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2019-11”). ASU 2016-13 and the subsequent related pronouncements significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. For public business entities that meet the definition of an SEC filer, ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019; for all other public business entities, the guidance is effective for fiscal years beginning after December 15, 2020; for all other entities (private companies, not-for-profit organizations, and employee benefit plans), the guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) and in November 2016 issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The ASUs will be effective January 1, 2019, and amend the existing accounting standards for the statement of cash flows. The amendments provide guidance on the following nine cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; separately identifiable cash flows and application of the predominance principle; and restricted cash. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements in the periods presented.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2019-08, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements—Share-Based Consideration Payable to a Customer (“ASU 2019-08”) in November 2019. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The Company has adopted the guidance of ASU 2018-07 and subsequent related pronouncements by measuring the nonemployee share-based payments awards at the grant-date fair value of the equity instruments, in accordance with the guidance. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2019 and 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$5,356,177	$115,256	$350,000	$5,821,433
B	15,610,763	1,992,394	528,367	18,131,524
C	33,204,844	2,147,561	3,879,901	39,232,306
D	10,624,400	314,319	1,717,097	12,655,816
E	640,916	-	90,000	730,916
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2019	$65,437,100	$4,569,530	$6,565,365	$76,571,996

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2019, the Company placed Loans of approximately $6,565,000 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$65,884,046	$730,000	$65,154,046
Less than 90 days past due	5,792,759	240,000	5,552,759
More than 90 days past due	4,895,191	1,750,000	3,145,996
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2019:

Balance
Nonaccrual loans	$6,565,365
Fundamental default not included above	-
Total impaired loans	6,565,365

Interest income recognized on impaired loans	$173,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2019:

Balance
Principal loan balance	$6,565,365

Related allowance	$2,020,000
Average recorded investment	$205,000

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,033,00

Related allowance	$500,000
Average recorded investment	$230,000

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs.

The following table presents “Loans to developers, net” by performance state as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$65,437,101	$630,000	$64,807,101
Workout	4,569,530	70,000	4,499,530
Fundamental default	6,565,365	2,020,000	4,545,365
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2019 and 2018:

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	2,750,000
Loans charged off	(530,000)
Outstanding as of December 31, 2019	$2,720,000
Period-end amount allocated to:
Loans evaluated individually for impairment	$1,860,000
Loans evaluated collectively for impairment	160,000
General population of loans, other than those specifically identified	700,000
Balance, December 31, 2018	$2,720,000
Loans:
Loans evaluated individually for impairment	$3,456,044
Loans evaluated collectively for impairment	3,109,321
General population of loans, other than those specifically identified	70,006,631
Balance, December 31, 2019	$76,571,996

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans evaluated individually for impairment	400,000
Loans evaluated collectively for impairment	100,000
General population of loans, other than those specifically identified	-
Balance, December 31, 2018	$500,000
Loans:
Loans evaluated individually for impairment	887,000
Loans evaluated collectively for impairment	2,146,000
General population of loans, other than those specifically identified	36,228,717
Balance, December 31, 2018	$39,261,717

NOTE 4:	OTHER CURRENT ASSETS

“Other current assets” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Due from related party (1)	$417,381	$-
Advance agreements (2)	288,000	-
Other real estate owned (3)	210,962	418,379
Rent deposit, current portion	21,302	21,300
Unbilled servicing revenue	-	25,127
Other	-	19,585
Other current assets	$937,645	$484,391

(1)	Loan and accrued interest receivable from a related party. Refer to Note 11 – Related Party Transactions.
(2)	Advance agreements for the purchase of 2019 Subordinated Convertible Notes. Refer to Note 7 – Debt.
(3)	During the year ended December 31, 2019 the Company transferred $2,015,376 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operations from this transfer. The Company recorded a decrease of approximately $439,000 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Software and website development costs	$1,874,742	$1,304,993
Less: accumulated amortization	(1,139,780)	(725,255)
Software and website development costs, net	$734,962	$579,738

	2019	2018
Computer equipment	$118,476	$96,165
Leasehold improvements	22,367	12,530
Furniture and fixtures	171,828	134,548
Office equipment	46,405	45,548
Property and equipment	359,077	288,791
Less: accumulated depreciation and amortization	(144,932)	(79,925)
Property and equipment, net	$214,145	$208,866

	2019	2018
Domain names	$30,000	$30,000
Less: accumulated amortization	(7,500)	(5,500)
Intangible assets, net	$22,500	$24,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2019 and 2018 was approximately $482,000 and $376,000, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Funded loans-in-process (1)	$2,097,512	$-
Deferred loan origination fees	1,441,471	867,950
Trade accounts payable	509,443	762,148
Accrued interest expense (2)	302,490	360,325
Accrued employee compensation	87,949	80,243
Other	163,251	422,492
Accounts payable and accrued expenses	$4,602,116	$2,493,158

(1)	Certain whole loans originated by the Company in 2019 and subsequently sold to institutional buyers were purchased at the contractual loan amount, which comprises both the principal amount disbursed to borrowers prior to the loan sale and any loan-in-process principal yet to be disbursed. “Funded loans in process” represents the obligation of the Company to disburse loan-in-process funds received from institutional buyers to borrowers for the underlying loans as draws are requested and approved.
(2)	“Accrued interest expense” includes interest related to corporate debt instruments other than Limited Recourse Obligations, including 2019 Subordinated Convertible Notes, the Revolver, GROUNDFLOOR Notes and other short-term notes payable as described in Note 7.

NOTE 7:	DEBT

Revolving Credit Facility

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement initially provided for revolving loans up to a maximum aggregate principal amount of $1,500,000, proceeds to be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission. Subsequent amendments to the credit agreement in 2016 and 2017 increased the aggregate commitments under the credit facility to $4,500,000.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which was capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is November 2, 2020. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date. The base contractual interest rate applicable throughout the years ended December 31, 2019 and 2018, was the greater of 10.0 percent per annum and the weighted average underlying loan rate with respect to all underlying borrower loans funded under the Revolver. In the event that a loan funded using proceeds from the Revolver is not repaid in full on or before the repayment date for that loan, the contractual interest rate increases to the greater of 15.0 percent per annum or the underlying loan rate plus 3.0 percent.

As of December 31, 2019, the Company had approximately $7,000 of available borrowings and $10,493,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2019, the Company reflected approximately $33,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. As of December 31, 2018, the Company reflected approximately $7,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Amortization of these costs was approximately $24,000 and $4,000 for the years ended December 31, 2019 and 2018, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $112,000 and $111,000 at December 31, 2019 and 2018, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at December 31, 2019.

2017 Subordinated Convertible Notes

In 2017, the Company issued subordinated convertible notes (the “2017 Subordinated Convertible Notes”) to Investors for total proceeds of $2,025,000. The 2017 Subordinated Convertible Notes bore interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest were originally due and payable on the earlier of September 24, 2018; the note agreement was subsequently amended to extend the maturity date to the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company.

In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the 2017 Note.

In 2018, a 2017 Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and approximately $27,600 in accrued interest at a 10% discount into 30,847 shares of common stock.

In 2019, additional holders of 2017 Subordinated Convertible Notes converted their holdings into common stock upon closing of financing transactions which qualified as Qualified Common Financing events. Noteholders converted $1,155,000 in principal and approximately $134,000 in accrued interest at a 10% discount to the offering price in the 2018 Common Stock Offering, which concluded in early 2019, into 143,223 shares of common stock. Noteholders also converted $50,000 in principal and approximately $10,000 in accrued interest at a 10% discount to the offering price in the 2019 Common Stock Offering into 4,440 shares of common stock.

The remaining outstanding 2017 Subordinated Convertible Notes matured on September 30, 2019. Certain noteholders received a cash payment at maturity for their aggregate invested principal of $450,000 and accrued interest of $76,000. Other noteholders with aggregate principal of $145,000 and accrued interest of approximately $11,000, elected, in lieu of a cash payment, to roll their holdings into newly issued 2019 Subordinated Convertible Notes in a non-cash transaction.

Outstanding principal on the Restated Convertible Notes was $0 and $1,800,000 at December 31, 2019 and 2018, respectively. Accrued interest on the 2017 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $0 and approximately $186,000 at December 31, 2019 and 2018, respectively.

2019 Subordinated Convertible Notes

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3,607,000. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $401,000 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the year ended December 31, 2019, approximately $32,000 was amortized to interest expense in the Consolidated Statements of Operations.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $288,000 as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets.

Principal of $3,607,000 on the 2019 Subordinated Convertible Notes, net of an unamortized discount of approximately $369,000, was outstanding as of December 31, 2019. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $69,000 as of December 31, 2019.

ISB Note Payable

On January 11, 2017, the Company entered into a promissory note and security agreement (the “2017 Note”) for a principal sum of $1,000,000. The contractual interest rate on the 2017 Note per the original agreement was 8.0% per annum until September 30, 2017, then 14.0% per annum thereafter until payment in full of the 2017 Note. The 2017 Note was subsequently amended in 2017 to increase the principal amount to $2,000,000 and specify the following repayment schedule: (i) $250,000, plus accrued but unpaid interest thereon, was due and payable on June 30, 2017; (ii) $250,000, plus any accrued but unpaid interest thereon, was due and payable on March 31, 2019; (iii) $500,000, plus any accrued but unpaid interest thereon, was due and payable on June 30, 2019; (iv) $500,000, plus any accrued but unpaid interest thereon, was due and payable on September 30, 2019; and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, was due and payable on December 31, 2019.

Additionally, in connection with a 2017 amendment to the 2017 Note, the Company agreed to issue warrants for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the 2017 Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the 2017 Note in connection with the third amendment to the 2017 Note is $2.40. Warrants issued in connection with the 2017 Note were measured at fair value and recorded at the time of issuance as a discount to the related debt instrument, then subsequently amortized to the Consolidated Statements of Operations through maturity of the 2017 Note. The Company recognized approximately $223,000 and $53,000, as a component of “General and administrative” expenses, related to amortization of warrants issued in connection with the 2017 Note for the years ended December 31, 2019 and 2018, respectively.

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1,000,000 of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement stated that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019.

As of December 31, 2019 and 2018, respectively, the principal sum of $0 and $1,750,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. For December 31, 2018, the balance is presented net of deferred financing fees of approximately $15,000, and debt discount of $91,000, amortizable over the amended term of the 2017 Note. Amortization of deferred financing costs was approximately $25,000 for the year ended December 31, 2019. Amortization of the related debt discount was $223,000 for the year ended December 31, 2019.

Accrued interest on the 2017 Note, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $0 and $63,000 at December 31, 2019 and 2018, respectively.

GROUNDFLOOR Notes

During the years ended December 31, 2019 and 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions.

During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and with terms ranging from 30 days to 90 days.

During the year ended December 31, 2019, there were 105 notes entered into with stated interest rates ranging from 3.0% to 8.0% and with terms ranging from 30 days to 12 months. The principal sum of $6,840,000 and $1,281,000 remains outstanding as of December 31, 2019 and 2018, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $114,000 and $4,000 at December 31, 2019 and 2018, respectively.

Other Short-term Notes Payable

On November 8, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 6.0% per annum. The outstanding principal and accrued interest were due and payable on February 6, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 500 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $5,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full subsequent to the date of these Consolidated Financial Statements in accordance with the terms of the agreement.

On December 19, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 13.5% per annum. The outstanding principal and accrued interest are due and payable on March 18, 2020, 90 days from the date of issuance. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $1,000 related to debt issuance costs, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, $2,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets.

On December 20, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $250,000. The note bears simple interest at a stated annual rate of 6.0% per annum. The outstanding principal and accrued interest are due and payable on March 19, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 250 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $250,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $500 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets.

NOTE 8:	STOCKHOLDERS’ Deficit

Capital Structure

Authorized Shares - As of December 31, 2019, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,700. The Company incurred offering costs of approximately $125,000 related to the 2018 Common Stock Offering.

In conjunction with the 2018 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2018, approximately $278,000 in notes principal and accrued interest were converted into 30,847 shares of common stock. In 2019, approximately $1,289,000 in notes principal and accrued interest were converted into 143,223 shares of common stock.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 9:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of Plan of 400,000 shares of common stock for issuance under the Plan. Of these shares, 52,784 shares are available for future stock option grants as of December 31, 2019.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2019 and 2018.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2019	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	1.9%	2.1%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$9.77	$7.54

For the Year Ended December 31, 2018	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	3.0%	2.8%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$6.71	$5.65

The following summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2017	234,283	$1.88
Exercised	(2,415)	2.40
Terminated	(10,419)	4.81
Granted	98,476	10.41
Outstanding as of December 31, 2018	319,925	$4.40
Exercised	(7,937)	2.19
Terminated	(50,030)	5.52
Granted	62,250	15.00
Outstanding as of December 31, 2019	324,208	$6.25	7.1	$2,836,000
Exercisable as of December 31, 2019	217,959	3.18	6.1	$2,577,000
Expected to vest after December 31, 2019	106,249	12.56	9.1	$259,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2019:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	64,000	4.0	64,000
1.87	43,857	5.6	43,857
2.40	74,000	7.3	67,836
3.99	10,000	4.8	10,000
10.00	39,975	8.5	17,925
12.00	33,501	9.0	9,695
15.00	58,875	9.6	4,646
	324,208		217,959

As of December 31, 2019, there was approximately $667,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.9 years. The total intrinsic value of stock option awards exercised was approximately $102,000 during the fiscal year ended December 31, 2019.

The Company recorded approximately $3,000 and $54,000 in non-employee and $176,000 and $192,000 in employee share-based compensation expense during 2019 and 2018, respectively.

Warrants

The Company issued 16,000 warrants during the year ended December 31, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The estimated fair value of the warrants was approximately $124,500 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.9%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $7.79 per warrant.

The Company issued 10,550 warrants during the year ended December 31, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 or $15.00 with a contractual term of ten years. The estimated fair value of the warrants was approximately $140,000 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.5%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $13.27 per warrant.

During the years ended December 31, 2019 and 2018, respectively, 9,800 and 16,000 warrants were issued in connection with the 2017 Note. These warrants were measured at fair value and recorded as a discount to “Long-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to expense over the remaining term of the 2017 Note. Upon full repayment and retirement of the 2017 Note in 2019, any unamortized discount at the time of repayment was amortized. The Company recognized expense of approximately $223,000 and $54,000 related to amortization of the 2017 Note warrant discount for the years ended December 31, 2019 and 2018, as a component of “General and administrative” in the Consolidated Statements of Operations.

The remaining 750 warrants issued in 2019 were issued were issued in conjunction with the issuance of short-term notes payable in November and December 2019. These warrants have been measured at fair value and recorded as a discount to “Short-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to interest expense over the remaining term of the corresponding notes. The Company recognized expense of approximately $3,000 related to amortization of these warrant discounts for the year ended December 31, 2019.

None of the outstanding warrants have been exercised as of December 31, 2019.

NOTE 10:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2019 and 2018, are as follows:

	2019	2018
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$5,141,000	$4,473,000
Accrued expenses	23,000	21,000
Share-based compensation	141,000	82,000
Accrued interest	203,000	94,000
Research and development credit	25,000	25,000
Depreciation and amortization	(37,000)	(31,000)
Valuation allowance	(5,496,000)	(4,664,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $832,000 and $1,597,000, respectively, during the years ended December 31, 2019 and 2018.

As of December 31, 2019, the Company has federal and state net operating loss carryforwards of approximately $20,408,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. In general, a corporation’s ability to utilize its NOL and research and development credit carryforwards may be substantially limited due to the ownership change limitations as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), as well as similar state provisions. The federal and state Section 382 and 383 limitations may limit the use of a portion of the Company’s domestic NOL and tax credit carryforwards. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2019 and 2018 as follows:

	2019		2018
	Amount	% of Pre-Tax Earnings	Amount	% of Pre-Tax Earnings
Income tax expense (benefit) at statutory rate	$(806,000)	(21.0)%	$(1,281,000)	(21.0)%
State taxes (net of federal benefit)	(161,000)	(4.6)%	(278,000)	(4.6)%
Non-deductible expenses	135,000	(0.6)%	(38,000)	(0.6)%
Change in valuation allowance	832,000	26.2%	1,597,000	26.2%
Provision for income tax expense	$-	0.0%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2019 and 2018, the Company had no accrued interest related to uncertain tax positions.

NOTE 11:	RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s 2017 Note holder, ISB Development Corp., is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (“2017 Note”) and subsequent amendments. The 2017 Note was repaid in full in 2019. See Note 7 for further discussion of and disclosure related to the 2017 Note.

The Company also issued a short-term note in November 2019 to ISB Development Corp. for a principal sum of $500,000. See Note 7, under the heading “Other short-term notes payable,” for further discussion and disclosure related to the related party note.

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. As of December 31, 2019, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $417,000.

NOTE 12:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was approximately $247,000 and $61,000 for the years ended December 31, 2019 and 2018, respectively.

As of December 31, 2019, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2020	$265,261
2021	273,219
2022	281,416
2023	289,858
2024	98,777
$1,208,531

NOTE 13:	SUBSEQUENT EVENTS

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. At the time of issuance, the 2020 Common Stock Offering remains open and is accepting new investments. Company has closed on approximately $0.3 million in new financing through this offering through the date of issuance of these Consolidated Financial Statements.

In February 2020, the Company repaid a short-term note payable at maturity, including $500,000 in principal and approximately $8,000 in accrued interest.

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2019 and 2018

F-1

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

December 31, 2019 and 2018

F-2

Report of Independent Auditor

To the Board of Directors

Groundfloor Finance, Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Prior Period Consolidated Financial Statements

The consolidated financial statements of the Company as of December 31, 2018 and for the year then ended, were audited by other auditors whose report dated March 21, 2019, expressed an unmodified opinion on those statements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management's plans in regard to that matter also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
March 16, 2020

F-3

Independent Auditors’ Report

The Board of Directors

Groundfloor Finance Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Groundfloor Finance Inc. and Subsidiaries as of December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception. Those conditions raise substantial doubt about its ability to continue as a going concern as of December 31, 2018. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Hughes Pittman & Gupton, LLP
Raleigh, North Carolina
March 21, 2019

F-4

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash	$1,699,196	$1,069,392
Loans to developers, net	73,851,996	38,761,717
Interest receivable on loans to developers	2,867,914	1,821,073
Other current assets	937,645	484,391
Total current assets	79,356,751	42,136,573
Property, equipment, software, website, and intangible assets, net	971,607	813,104
Other assets	42,603	63,906
Total assets	$80,370,961	$43,013,583
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$4,602,116	$2,493,158
Accrued interest on limited recourse obligations	2,251,926	1,372,474
Limited recourse obligations, net	53,124,759	31,719,205
Revolving credit facility	10,460,752	5,493,605
Convertible notes, net of discount of $368,526 and $0	3,238,474	1,800,000
Short-term notes payable	8,085,257	2,925,082
Total current liabilities	81,763,284	45,803,524
Other liabilities	136,819	60,765
Total liabilities	81,900,103	45,864,289
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Common stock, no par, 5,000,000 shares authorized, 2,102,720 and 1,732,585 issued and outstanding	10,564,771	6,125,264
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,802,895	1,083,572
Accumulated deficit	(21,467,774)	(17,630,508)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(1,529,142)	(2,850,706)
Total liabilities and stockholders’ deficit	$80,370,961	$43,013,583

See accompanying notes to consolidated financial statements

F-5

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2019	2018
Non-interest revenue:
Origination fees	$2,748,150	$1,183,583
Loan servicing revenue	1,964,284	988,203
Total non-interest revenue	4,712,434	2,171,786
Net interest income:
Interest income	6,323,801	3,178,629
Interest expense	(4,633,122)	(2,460,454)
Net interest income	1,690,679	718,175
Net revenue	6,403,113	2,889,961
Cost of revenue	(779,756)	(423,776)
Gross profit	5,623,357	2,466,185
Operating expenses:
General and administrative	2,514,202	1,736,515
Sales and customer support	2,939,149	2,456,875
Development	1,125,071	1,006,840
Regulatory	208,874	193,538
Marketing and promotions	1,515,558	2,169,567
Total operating expenses	8,302,854	7,563,335
Loss from operations	(2,679,497)	(5,097,150)
Interest expense	1,157,769	1,003,505
Net loss	$(3,837,266)	$(6,100,655)

See accompanying notes to consolidated financial statements

F-6

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

	Series A		Series Seed							Total
	Convertible		Convertible				Additional		Stock	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	(Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ deficit as of December 31, 2017	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)
Shares issued in the 2019 Common Stock Offering, net of offering costs	-	-	-	-	214,535	3,073,307	-	-	-	3,073,307
Shares issued upon conversion of convertible notes	-	-	-	-	147,663	1,348,821	-	-	-	1,348,821
Exercise of stock options	-	-	-	-	7,937	17,379	-	-	-	17,379
Share-based compensation expense and warrants	-	-	-	-	-	-	318,545	-	-	318,545
Beneficial conversion feature on sale of convertible notes							400,778			400,778
Net loss	-	-	-	-	-	-	-	(3,837,266)	-	(3,837,266)
Stockholders’ deficit as of December 31, 2019	747,373	$4,962,435	568,796	$2,609,091	2,102,720	$10,564,771	$1,802,895	$(21,467,774)	$(560)	$(1,529,142)

See accompanying notes to consolidated financial statements

F-7

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(3,837,266)	$(6,100,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	481,533	375,532
Share-based compensation	401,930	281,143
Noncash interest expense	85,089	73,388
Loss (gain) on sale of real estate owned	-	7,963
Origination of loans held for sale	(13,659,207)	(672,491)
Proceeds from sales of loans held for sale	15,320,281	672,491
Conversion of beneficial interests	-	181,347
Changes in operating assets and liabilities:
Other assets	(133,042)	41,492
Interest receivable on loans to developers	(1,085,699)	(3,161,729)
Accounts payable and accrued expenses	2,308,919	731,383
Accrued interest on limited recourse obligations	887,310	2,439,597
Net cash used in operating activities	769,848	(5,130,539)
Cash flows from investing activities
Loan payments to developers	(87,710,983)	(45,914,339)
Repayments of loans from developers	46,214,398	26,131,470
Proceeds from sale of properties held for sale	2,018,836	1,818,857
Purchases of computer equipment and furniture and fixtures	(50,373)	(220,489)
Payments of software and website development costs	(569,749)	(487,100)
Net cash used in investing activities	(40,097,871)	(18,671,601)
Cash flows from financing activities
Proceeds from limited recourse obligations	72,042,001	43,135,416
Repayments of limited recourse obligations	(47,889,960)	(28,997,881)
Payment of deferred financing costs	(61,250)	(10,000)
Borrowings from the revolving credit facility	58,820,632	37,369,522
Repayments on the revolving credit facility	(53,827,652)	(34,870,261)
Proceeds from issuance of short-term notes payable	24,070,230	1,801,200
Repayments of short-term notes payable	(17,260,860)	(520,100)
Proceeds from issuance of convertible notes	3,174,000	-
Repayments of convertible notes	(450,000)	-
Repayment of 2017 Note	(1,750,000)	-
Proceeds from Regulation A+ common stock offering, net of offering costs	3,073,307	4,103,670
Proceeds from issuance of shares in a private placement	-	1,500,000
Exercise of stock options	17,379	5,796
Net cash provided by financing activities	39,957,827	23,517,362
Net increase (decrease) in cash	629,804	(284,778)
Cash as of beginning of the year	1,069,392	1,354,170
Cash as of end of the year	$1,699,196	$1,069,392
Supplemental cash flow disclosures:
Cash paid for interest	$1,218,759	$650,528

F-8

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$2,015,376	$2,071,840
Write-down of loans to developers, net and limited recourse obligations, net	484,282	438,660
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	224,106	195,240
Conversion of convertible notes payable and accrued interest converted into common stock	1,348,821	277,617
Reduction to allowance for loan to developers and limited recourse obligations	-	90,000
Issued warrants in connection with notes payable	139,896	124,500
Issued advance agreements for convertible notes payable	288,000	-

See accompanying notes to consolidated financial statements

F-9

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “GROUNDFLOOR,” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC and Groundfloor Real Estate 2 LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of the issuance date but subsequent to the date of these financial statements, the Company has commenced an equity offering through which it may raise up to $5.0 million in new financing. At the time of issuance, the Company has closed on approximately $0.3 million in new financing. See Note 13, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

F-10

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

Effective for 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing. Consequently, there was no transition adjustment required on the accompanying financial statements for adopting Topic 606.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 5.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when formal closing has occurred and funds have transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred.

Loan Servicing Revenue

Loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected. Direct costs to service Loans are recorded as expenses as incurred.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the years ended December 31, 2019 and 2018.

F-11

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding Investor Georgia Notes (if issued by Groundfloor GA) or LROs (if issued by Groundfloor Finance Inc.) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations, net” refers to both Georgia Notes and LROs. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. LROs are the Company’s currently registered securities. Both Georgia Notes and LROs represent similar obligations of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2019 and 2018. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” are originally recorded at outstanding principal, then subsequently increased as additional draws are disbursed to developers. “Limited recourse obligation, net” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans, then subsequently increased as those funds are disbursed to developers. Funds committed by investors in LROs but not yet disbursed to developers on the underlying Loans were approximately $8,218,000 and $5,381,000, as of December 31, 2019 and 2018, respectively. These funds are netted against gross balances of approximately $61,343,000 and $37,100,000 as of December 31, 2019 and 2018, respectively, on the accompanying Consolidated Balance Sheets.

The interest rate associated with a Loan is the same as the interest rate associated with the corresponding Georgia Notes or LROs.

The Company’s obligation to pay principal and interest on a Georgia Note or LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net.” Amounts collected related to a defaulted Loan are returned to the Investors based on their pro rata portion of the corresponding Georgia Notes or LROs, if applicable, less collection costs incurred by the Company.

The Investors may remit funds through the Company’s online portal prior to the actual Loan being closed. These funds are held in an escrow account controlled by a major bank and are not recognized as an LRO until the Loan is closed and funds are transferred to the Developer, which occurs through an EFT transaction. Each Investor escrow account receives FDIC insurance coverage on cash balances subject to normal FDIC coverage rules.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed and funds have been disbursed to borrowers. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

F-12

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of approximately $2,720,000 and $500,000 as of December 31, 2019 and 2018, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of approximately $2,720,000 and $500,000 as of December 31, 2019 and 2018, respectively.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

F-11

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers the Company’s website. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation and operation stages are expensed as incurred. Capitalized software development costs are amortized over the estimated useful life of the related software. The Company recognized approximately $415,000 and $328,000 in expense related to amortization of software development costs for the years ended December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, leasehold improvements, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of Company’s domain names. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis. The Company recognized approximately $2,000 in amortization expense during the years ended December 31, 2019 and 2018.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

For the year ended December 31, 2019, offering costs of approximately $41,000 incurred in connection with the 2019 Common Stock Offering have been deferred and charged against the gross proceeds of the offering in stockholders’ equity.

For the year ended December 31, 2018, offering costs of approximately $125,000 incurred in connection with the 2018 Common Stock Offering were deferred and charged against the gross proceeds of the offering in stockholders’ equity.

F-12

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred approximately $274,000 and $700,000 in advertising costs during the years ended December 31, 2019 and 2018, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred approximately $248,000 and $139,000 in rent expense for office facilities during the years ended December 31, 2019 and 2018, respectively.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic: 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which became effective for the Company on January 1, 2019. The amendment changes the accounting for equity investments, changes disclosure requirements related to instruments at amortized cost and fair value, and clarifies how entities should evaluate deferred tax assets for securities classified as available for sale. Affected entities should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The guidance in these pronouncements related to equity investments and deferred tax assets for securities classified as available for sale did not have a material effect on the Company’s Consolidated Financial Statements. The guidance further eliminates a requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public entities, and eliminates a requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost. The adoption of this standard did not have a material effect on the Company’s Consolidated Financial Statements.

F-13

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), in July 2018 and the issuance of ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), in July 2018. The guidance in these pronouncements will be effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the effect of this guidance on the Company’s Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The FASB subsequently issued a number of pronouncements amending or clarifying ASU 2016-13, including the following: in November 2018, Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”); in May 2019, Accounting Standards Update 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”); in November 2019, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”); and in November 2019, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2019-11”). ASU 2016-13 and the subsequent related pronouncements significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. For public business entities that meet the definition of an SEC filer, ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019; for all other public business entities, the guidance is effective for fiscal years beginning after December 15, 2020; for all other entities (private companies, not-for-profit organizations, and employee benefit plans), the guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) and in November 2016 issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The ASUs will be effective January 1, 2019, and amend the existing accounting standards for the statement of cash flows. The amendments provide guidance on the following nine cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; separately identifiable cash flows and application of the predominance principle; and restricted cash. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements in the periods presented.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2019-08, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements—Share-Based Consideration Payable to a Customer (“ASU 2019-08”) in November 2019. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The Company has adopted the guidance of ASU 2018-07 and subsequent related pronouncements by measuring the nonemployee share-based payments awards at the grant-date fair value of the equity instruments, in accordance with the guidance. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements.

F-14

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2019 and 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$5,356,177	$115,256	$350,000	$5,821,433
B	15,610,763	1,992,394	528,367	18,131,524
C	33,204,844	2,147,561	3,879,901	39,232,306
D	10,624,400	314,319	1,717,097	12,655,816
E	640,916	-	90,000	730,916
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2019	$65,437,100	$4,569,530	$6,565,365	$76,571,996

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2019, the Company placed Loans of approximately $6,565,000 recorded to “Loans to developers, net” on nonaccrual status.

F-15

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents an analysis of past due Loans as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$65,884,046	$730,000	$65,154,046
Less than 90 days past due	5,792,759	240,000	5,552,759
More than 90 days past due	4,895,191	1,750,000	3,145,996
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2019:

Balance
Nonaccrual loans	$6,565,365
Fundamental default not included above	-
Total impaired loans	6,565,365

Interest income recognized on impaired loans	$173,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2019:

Balance
Principal loan balance	$6,565,365

Related allowance	$2,020,000
Average recorded investment	$205,000

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

F-16

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,033,000

Related allowance	$500,000
Average recorded investment	$230,000

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs.

The following table presents “Loans to developers, net” by performance state as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$65,437,101	$630,000	$64,807,101
Workout	4,569,530	70,000	4,499,530
Fundamental default	6,565,365	2,020,000	4,545,365
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

F-17

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2019 and 2018:

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	2,750,000
Loans charged off	(530,000)
Outstanding as of December 31, 2019	$2,720,000
Period-end amount allocated to:
Loans evaluated individually for impairment	$1,860,000
Loans evaluated collectively for impairment	160,000
General population of loans, other than those specifically identified	700,000
Balance, December 31, 2018	$2,720,000
Loans:
Loans evaluated individually for impairment	$3,456,044
Loans evaluated collectively for impairment	3,109,321
General population of loans, other than those specifically identified	70,006,631
Balance, December 31, 2019	$76,571,996

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans evaluated individually for impairment	400,000
Loans evaluated collectively for impairment	100,000
General population of loans, other than those specifically identified	-
Balance, December 31, 2018	$500,000
Loans:
Loans evaluated individually for impairment	887,000
Loans evaluated collectively for impairment	2,146,000
General population of loans, other than those specifically identified	36,228,717
Balance, December 31, 2018	$39,261,717

F-18

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4:	OTHER CURRENT ASSETS

“Other current assets” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Due from related party (1)	$417,381	$-
Advance agreements (2)	288,000	-
Other real estate owned (3)	210,962	418,379
Rent deposit, current portion	21,302	21,300
Unbilled servicing revenue	-	25,127
Other	-	19,585
Other current assets	$937,645	$484,391

(1)	Loan and accrued interest receivable from a related party. Refer to Note 11 – Related Party Transactions.

(2)	Advance agreements for the purchase of 2019 Subordinated Convertible Notes. Refer to Note 7 – Debt.

(3)	During the year ended December 31, 2019 the Company transferred $2,015,376 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operations from this transfer. The Company recorded a decrease of approximately $439,000 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Software and website development costs	$1,874,742	$1,304,993
Less: accumulated amortization	(1,139,780)	(725,255)
Software and website development costs, net	$734,962	$579,738

	2019	2018
Computer equipment	$118,476	$96,165
Leasehold improvements	22,367	12,530
Furniture and fixtures	171,828	134,548
Office equipment	46,405	45,548
Property and equipment	359,077	288,791
Less: accumulated depreciation and amortization	(144,932)	(79,925)
Property and equipment, net	$214,145	$208,866

	2019	2018
Domain names	$30,000	$30,000
Less: accumulated amortization	(7,500)	(5,500)
Intangible assets, net	$22,500	$24,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2019 and 2018 was approximately $482,000 and $376,000, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

F-19

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Funded loans-in-process (1)	$2,097,512	$-
Deferred loan origination fees	1,441,471	867,950
Trade accounts payable	509,443	762,148
Accrued interest expense (2)	302,490	360,325
Accrued employee compensation	87,949	80,243
Other	163,251	422,492
Accounts payable and accrued expenses	$4,602,116	$2,493,158

(1)	Certain whole loans originated by the Company in 2019 and subsequently sold to institutional buyers were purchased at the contractual loan amount, which comprises both the principal amount disbursed to borrowers prior to the loan sale and any loan-in-process principal yet to be disbursed. “Funded loans in process” represents the obligation of the Company to disburse loan-in-process funds received from institutional buyers to borrowers for the underlying loans as draws are requested and approved.

(2)	“Accrued interest expense” includes interest related to corporate debt instruments other than Limited Recourse Obligations, including 2019 Subordinated Convertible Notes, the Revolver, GROUNDFLOOR Notes and other short-term notes payable as described in Note 7.

NOTE 7:	DEBT

Revolving Credit Facility

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement initially provided for revolving loans up to a maximum aggregate principal amount of $1,500,000, proceeds to be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission. Subsequent amendments to the credit agreement in 2016 and 2017 increased the aggregate commitments under the credit facility to $4,500,000.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which was capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is November 2, 2020. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date. The base contractual interest rate applicable throughout the years ended December 31, 2019 and 2018, was the greater of 10.0 percent per annum and the weighted average underlying loan rate with respect to all underlying borrower loans funded under the Revolver. In the event that a loan funded using proceeds from the Revolver is not repaid in full on or before the repayment date for that loan, the contractual interest rate increases to the greater of 15.0 percent per annum or the underlying loan rate plus 3.0 percent.

F-20

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2019, the Company had approximately $7,000 of available borrowings and $10,493,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2019, the Company reflected approximately $33,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. As of December 31, 2018, the Company reflected approximately $7,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Amortization of these costs was approximately $24,000 and $4,000 for the years ended December 31, 2019 and 2018, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $112,000 and $111,000 at December 31, 2019 and 2018, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at December 31, 2019.

2017 Subordinated Convertible Notes

In 2017, the Company issued subordinated convertible notes (the “2017 Subordinated Convertible Notes”) to Investors for total proceeds of $2,025,000. The 2017 Subordinated Convertible Notes bore interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest were originally due and payable on the earlier of September 24, 2018; the note agreement was subsequently amended to extend the maturity date to the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company.

In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the 2017 Note.

In 2018, a 2017 Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and approximately $27,600 in accrued interest at a 10% discount into 30,847 shares of common stock.

In 2019, additional holders of 2017 Subordinated Convertible Notes converted their holdings into common stock upon closing of financing transactions which qualified as Qualified Common Financing events. Noteholders converted $1,155,000 in principal and approximately $134,000 in accrued interest at a 10% discount to the offering price in the 2018 Common Stock Offering, which concluded in early 2019, into 143,223 shares of common stock. Noteholders also converted $50,000 in principal and approximately $10,000 in accrued interest at a 10% discount to the offering price in the 2019 Common Stock Offering into 4,440 shares of common stock.

The remaining outstanding 2017 Subordinated Convertible Notes matured on September 30, 2019. Certain noteholders received a cash payment at maturity for their aggregate invested principal of $450,000 and accrued interest of $76,000. Other noteholders with aggregate principal of $145,000 and accrued interest of approximately $11,000, elected, in lieu of a cash payment, to roll their holdings into newly issued 2019 Subordinated Convertible Notes in a non-cash transaction.

Outstanding principal on the Restated Convertible Notes was $0 and $1,800,000 at December 31, 2019 and 2018, respectively. Accrued interest on the 2017 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $0 and approximately $186,000 at December 31, 2019 and 2018, respectively.

F-21

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2019 Subordinated Convertible Notes

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3,607,000. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $401,000 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the year ended December 31, 2019, approximately $32,000 was amortized to interest expense in the Consolidated Statements of Operations.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $288,000 as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets.

Principal of $3,607,000 on the 2019 Subordinated Convertible Notes, net of an unamortized discount of approximately $369,000, was outstanding as of December 31, 2019. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $69,000 as of December 31, 2019.

ISB Note Payable

On January 11, 2017, the Company entered into a promissory note and security agreement (the “2017 Note”) for a principal sum of $1,000,000. The contractual interest rate on the 2017 Note per the original agreement was 8.0% per annum until September 30, 2017, then 14.0% per annum thereafter until payment in full of the 2017 Note. The 2017 Note was subsequently amended in 2017 to increase the principal amount to $2,000,000 and specify the following repayment schedule: (i) $250,000, plus accrued but unpaid interest thereon, was due and payable on June 30, 2017; (ii) $250,000, plus any accrued but unpaid interest thereon, was due and payable on March 31, 2019; (iii) $500,000, plus any accrued but unpaid interest thereon, was due and payable on June 30, 2019; (iv) $500,000, plus any accrued but unpaid interest thereon, was due and payable on September 30, 2019; and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, was due and payable on December 31, 2019.

Additionally, in connection with a 2017 amendment to the 2017 Note, the Company agreed to issue warrants for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the 2017 Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the 2017 Note in connection with the third amendment to the 2017 Note is $2.40. Warrants issued in connection with the 2017 Note were measured at fair value and recorded at the time of issuance as a discount to the related debt instrument, then subsequently amortized to the Consolidated Statements of Operations through maturity of the 2017 Note. The Company recognized approximately $223,000 and $53,000, as a component of “General and administrative” expenses, related to amortization of warrants issued in connection with the 2017 Note for the years ended December 31, 2019 and 2018, respectively.

F-22

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1,000,000 of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement stated that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019.

As of December 31, 2019 and 2018, respectively, the principal sum of $0 and $1,750,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. For December 31, 2018, the balance is presented net of deferred financing fees of approximately $15,000, and debt discount of $91,000, amortizable over the amended term of the 2017 Note. Amortization of deferred financing costs was approximately $25,000 for the year ended December 31, 2019. Amortization of the related debt discount was $223,000 for the year ended December 31, 2019.

Accrued interest on the 2017 Note, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $0 and $63,000 at December 31, 2019 and 2018, respectively.

GROUNDFLOOR Notes

During the years ended December 31, 2019 and 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions.

During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and with terms ranging from 30 days to 90 days.

During the year ended December 31, 2019, there were 105 notes entered into with stated interest rates ranging from 3.0% to 8.0% and with terms ranging from 30 days to 12 months. The principal sum of $6,840,000 and $1,281,000 remains outstanding as of December 31, 2019 and 2018, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $114,000 and $4,000 at December 31, 2019 and 2018, respectively.

Other Short-term Notes Payable

On November 8, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 6.0% per annum. The outstanding principal and accrued interest were due and payable on February 6, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 500 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $5,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full subsequent to the date of these Consolidated Financial Statements in accordance with the terms of the agreement.

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GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On December 19, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 13.5% per annum. The outstanding principal and accrued interest are due and payable on March 18, 2020, 90 days from the date of issuance. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $1,000 related to debt issuance costs, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, $2,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets.

On December 20, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $250,000. The note bears simple interest at a stated annual rate of 6.0% per annum. The outstanding principal and accrued interest are due and payable on March 19, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 250 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $250,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $500 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets.

NOTE 8:	STOCKHOLDERS’ Deficit

Capital Structure

Authorized Shares - As of December 31, 2019, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,700. The Company incurred offering costs of approximately $125,000 related to the 2018 Common Stock Offering.

In conjunction with the 2018 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2018, approximately $278,000 in notes principal and accrued interest were converted into 30,847 shares of common stock. In 2019, approximately $1,289,000 in notes principal and accrued interest were converted into 143,223 shares of common stock.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

F -24

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

F -25

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 9:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of Plan of 400,000 shares of common stock for issuance under the Plan. Of these shares, 52,784 shares are available for future stock option grants as of December 31, 2019.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2019 and 2018.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2019	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	1.9%	2.1%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$9.77	$7.54

For the Year Ended December 31, 2018	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	3.0%	2.8%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$6.71	$5.65

F -26

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2017	234,283	$1.88
Exercised	(2,415)	2.40
Terminated	(10,419)	4.81
Granted	98,476	10.41
Outstanding as of December 31, 2018	319,925	$4.40
Exercised	(7,937)	2.19
Terminated	(50,030)	5.52
Granted	62,250	15.00
Outstanding as of December 31, 2019	324,208	$6.25	7.1	$2,836,000
Exercisable as of December 31, 2019	217,959	3.18	6.1	$2,577,000
Expected to vest after December 31, 2019	106,249	12.56	9.1	$259,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2019:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	64,000	4.0	64,000
1.87	43,857	5.6	43,857
2.40	74,000	7.3	67,836
3.99	10,000	4.8	10,000
10.00	39,975	8.5	17,925
12.00	33,501	9.0	9,695
15.00	58,875	9.6	4,646
	324,208		217,959

As of December 31, 2019, there was approximately $667,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.9 years. The total intrinsic value of stock option awards exercised was approximately $102,000 during the fiscal year ended December 31, 2019.

The Company recorded approximately $3,000 and $54,000 in non-employee and $176,000 and $192,000 in employee share-based compensation expense during 2019 and 2018, respectively.

Warrants

The Company issued 16,000 warrants during the year ended December 31, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The estimated fair value of the warrants was approximately $124,500 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.9%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $7.79 per warrant.

F -27

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company issued 10,550 warrants during the year ended December 31, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 or $15.00 with a contractual term of ten years. The estimated fair value of the warrants was approximately $140,000 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.5%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $13.27 per warrant.

During the years ended December 31, 2019 and 2018, respectively, 9,800 and 16,000 warrants were issued in connection with the 2017 Note. These warrants were measured at fair value and recorded as a discount to “Long-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to expense over the remaining term of the 2017 Note. Upon full repayment and retirement of the 2017 Note in 2019, any unamortized discount at the time of repayment was amortized. The Company recognized expense of approximately $223,000 and $54,000 related to amortization of the 2017 Note warrant discount for the years ended December 31, 2019 and 2018, as a component of “General and administrative” in the Consolidated Statements of Operations.

The remaining 750 warrants issued in 2019 were issued were issued in conjunction with the issuance of short-term notes payable in November and December 2019. These warrants have been measured at fair value and recorded as a discount to “Short-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to interest expense over the remaining term of the corresponding notes. The Company recognized expense of approximately $3,000 related to amortization of these warrant discounts for the year ended December 31, 2019.

None of the outstanding warrants have been exercised as of December 31, 2019.

NOTE 10:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2019 and 2018, are as follows:

	2019	2018
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$5,141,000	$4,473,000
Accrued expenses	23,000	21,000
Share-based compensation	141,000	82,000
Accrued interest	203,000	94,000
Research and development credit	25,000	25,000
Depreciation and amortization	(37,000)	(31,000)
Valuation allowance	(5,496,000)	(4,664,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $832,000 and $1,597,000, respectively, during the years ended December 31, 2019 and 2018.

As of December 31, 2019, the Company has federal and state net operating loss carryforwards of approximately $20,408,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. In general, a corporation’s ability to utilize its NOL and research and development credit carryforwards may be substantially limited due to the ownership change limitations as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), as well as similar state provisions. The federal and state Section 382 and 383 limitations may limit the use of a portion of the Company’s domestic NOL and tax credit carryforwards. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

F -28

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2019 and 2018 as follows:

	2019		2018
	Amount	% of Pre-Tax Earnings	Amount	% of Pre-Tax Earnings
Income tax expense (benefit) at statutory rate	$(806,000)	(21.0)%	$(1,281,000)	(21.0)%
State taxes (net of federal benefit)	(161,000)	(4.6)%	(278,000)	(4.6)%
Non-deductible expenses	135,000	(0.6)%	(38,000)	(0.6)%
Change in valuation allowance	832,000	26.2%	1,597,000	26.2%
Provision for income tax expense	$-	0.0%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2019 and 2018, the Company had no accrued interest related to uncertain tax positions.

NOTE 11:	RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s 2017 Note holder, ISB Development Corp., is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (“2017 Note”) and subsequent amendments. The 2017 Note was repaid in full in 2019. See Note 7 for further discussion of and disclosure related to the 2017 Note.

The Company also issued a short-term note in November 2019 to ISB Development Corp. for a principal sum of $500,000. See Note 7, under the heading “Other short-term notes payable,” for further discussion and disclosure related to the related party note.

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. As of December 31, 2019, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $417,000.

NOTE 12:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was approximately $247,000 and $61,000 for the years ended December 31, 2019 and 2018, respectively.

As of December 31, 2019, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2020	$265,261
2021	273,219
2022	281,416
2023	289,858
2024	98,777
$1,208,531

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GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13:	SUBSEQUENT EVENTS

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. At the time of issuance, the 2020 Common Stock Offering remains open and is accepting new investments. Company has closed on approximately $0.3 million in new financing through this offering through the date of issuance of these Consolidated Financial Statements.

In February 2020, the Company repaid a short-term note payable at maturity, including $500,000 in principal and approximately $8,000 in accrued interest.

F -30

PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
2.1	Groundfloor Yield LLC Articles of Organization		DOS/A	367-00241	Exhibit 2.1	August 21, 2020
2.2	Groundfloor Yield LLC Limited Liability Company Operating Agreement		DOS/A	367-00241	Exhibit 2.2	August 21, 2020
3.1	Form of Groundfloor Yield Note	X
4.1	Form of Groundfloor Yield Note Purchase Agreement	X
11.1	Form of Consent of Cherry Bekaert LLP	X
12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

*       To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 14, 2021.

GROUNDFLOOR YIELD LLC

By: Groundfloor Finance, Inc., its sole member

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary, and Acting Chief Financial Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Brian Dally	President, Chief Executive Officer of Groundfloor Finance Inc.	January 14, 2021
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance Inc.	January 14, 2021
Nick Bhargava	Principal Financial Officer and Principal Accounting Officer)

*
Lucas Timberlake	Director	January 14, 2021

*
Bruce Boehm	Director	January 14, 2021

*
Michael Olander Jr.	Director	January 14, 2021

*
Richard Tuley Jr.	Director	January 14, 2021

* By:	/s/ Nick Bhargava
Attorney-in-fact